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As filed with the Securities and Exchange Commission on March 3, 2015

Registration No. 333-202429

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO THE
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILVER WHEATON CORP.
(Exact name of Registrant as specified in its charter)

Ontario, Canada	1041	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number, if applicable)	(I.R.S. Employer Identification No., if applicable)

Suite 3150, 666 Burrard Street
Vancouver, British Columbia, V6C 2X8, Canada
(604) 684-9648
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302)738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Curt Bernardi Silver Wheaton Corp. Suite 3150 – 666 Burrard Street Vancouver, British Columbia V6C 2X8 Canada (604) 639-9498	Mark Bennett Jennifer Traub Cassels Brock & Blackwell LLP Suite 2200, HSBC Building 885 West Georgia Street Vancouver, British Columbia V6C 3E8 Canada (604) 691-6100	Andrew Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 United States (212) 373-3000	Riccardo Leofanti Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Suite 1750, P.O. Box 258 Toronto, Ontario M5K 1J5 Canada (416) 777-4703	Bob Wooder Blake, Cassels & Graydon LLP Suite 2600, Three Bentall Centre 595 Burrard Street Toronto, British Columbia V7X 1L3 Canada (604) 631-3330

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Common Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Shares	N/A(1)	N/A(1)	US$920,013,225	US$106,905.54(2)

(1)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, there are being registered under this Registration Statement such indeterminate number of common shares of the Registrant as shall have an aggregate offering price not to exceed US$920,013,225.

(2)
US$106,904 was previously paid upon the initial filing of this Registration Statement. The additional fee of $1.54 is paid herewith.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART 1

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION DATED MARCH 3, 2015

New Issue	March 3, 2015

SILVER WHEATON CORP.

US$800,011,500

38,930,000 Common Shares

This prospectus is being filed by Silver Wheaton Corp. ("Silver Wheaton" or the "Corporation") to qualify the distribution (the "Offering") of 38,930,000 common shares (the "Offered Shares") of the Corporation at a price of US$20.55 per Offered Share (the "Offering Price"), for aggregate gross proceeds of US$800,011,500. See "Description of Common Shares". The Offering is being made pursuant to an underwriting agreement (the "Underwriting Agreement") dated as of March 3, 2015 between the Corporation and Scotia Capital Inc. (the "Lead Underwriter"), BMO Nesbitt Burns Inc., CIBC World Markets Inc., RBC Dominion Securities Inc., Merrill Lynch Canada Inc., TD Securities Inc., GMP Securities L.P., Macquarie Capital Markets Canada Ltd., National Bank Financial Inc., Canaccord Genuity Corp., HSBC Securities (Canada) Inc., Morgan Stanley Canada Ltd., Raymond James Ltd., UBS Securities Canada Inc., Credit Suisse Securities (Canada) Inc., Mitsubishi UFJ Securities (USA), Inc. ("MUFG") and Salman Partners Inc. (collectively, the "Underwriters"). The Offering Price was determined based on arm's length negotiations between the Corporation and the Underwriters. See "Plan of Distribution".

The Offering is being made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"), and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada, including the Canadian federal income tax consequences applicable to a foreign controlled Canadian corporation that acquires Offered Shares. Such consequences for investors who are residents in, or citizens of, the United States or Canada may not be fully described herein. Investors should read the tax discussion in this prospectus and consult their own tax advisors with respect to their particular circumstances. See "Certain Canadian Federal Income Tax Considerations" and "Certain United States Federal Income Tax Considerations".

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is organized under the laws of Ontario, Canada, that some or all of its officers and directors may be residents of a foreign country, that some or all of the experts named in this prospectus may be residents of a foreign country, and that a substantial portion of the assets of the Corporation and said persons may be located outside the United States.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the "SEC") nor any state or Canadian securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

All dollar amounts in this prospectus are in United States dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information".

The outstanding common shares (the "Common Shares") of the Corporation are listed and posted for trading on the Toronto Stock Exchange (the "TSX") and are listed on the New York Stock Exchange (the "NYSE") under the symbol "SLW". On March 2, 2015, the last trading day prior to the date of this prospectus, the closing price of the Common Shares on the TSX was C$26.60 and on the NYSE was US$21.20.

Price: US$20.55 per Common Share

	Price to the Public	Underwriters' Fee(1)	Net Proceeds to the Corporation(2)
Per Offered Share	US$20.55	US$0.771	US$19.779
Total(3)	US$800,011,500	US$30,000,431	US$770,011,069

(1)
In consideration for the services rendered by the Underwriters in connection with the Offering, the Underwriters will be paid a cash fee of US$30,000,431 (the "Underwriters' Fee"), representing 3.75% of the gross proceeds of the Offering.

(2)
After deducting the Underwriters' Fee, but before deducting expenses of the Offering, including in connection with the preparation and filing of this prospectus, which are estimated to be US$1,500,000 and which will be paid by the Corporation from the proceeds of the Offering.

(3)
The Corporation has granted the Underwriters an over-allotment option (the "Over-Allotment Option"), exercisable in whole or in part, in the sole discretion of the Underwriters, for a period of 30 days from the closing of the Offering, to purchase up to an additional 15% of the Offered Shares sold pursuant to the Offering, being 5,839,500 Common Shares (the "Additional Shares"), at the Offering Price, to cover over-allotments, if any. The grant of the Over-Allotment Option is hereby qualified for distribution under this prospectus. A purchaser who acquires Additional Shares forming part of the Over-Allotment Option acquires such Additional Shares under this prospectus regardless of whether the over-allotment position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. If the Over-Allotment Option is exercised in full, the total Price to the Public, Underwriters' Fee and Net Proceeds to the Corporation (before payment of the expenses of the Offering) will be US$920,013,225, US$34,500,496 and US$885,512,729, respectively. See "Plan of Distribution" and the table below:

Underwriters' Position	Number of Common Shares Available	Exercise Period	Exercise Price
Over-Allotment Option	Up to 5,839,500 Common Shares	Up to 30 days from the closing of the Offering	US$20.55 per Additional Share

Unless the context otherwise requires, all references to the "Offering" and/or the "Offered Shares" in this prospectus shall include the Over-Allotment Option and the Additional Shares, respectively.

Subject to applicable laws, the Underwriters may, in connection with the Offering, effect transactions intended to stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. The Underwriters propose to offer the Offered Shares initially at the Offering Price. After the Underwriters have made reasonable efforts to sell all of the Offered Shares offered by this prospectus at such price, the Offering Price may be decreased, and further changed from time to time, to an amount not greater than the Offering Price. See "Plan of Distribution".

The Underwriters, as principals, conditionally offer the Offered Shares, subject to prior sale, if, as and when issued by the Corporation and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement referred to under "Plan of Distribution", subject to the approval of certain legal matters on behalf of the Corporation by Cassels Brock & Blackwell LLP, with respect to Canadian legal matters, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to United States legal matters, and on behalf of the Underwriters by Blake, Cassels & Graydon LLP, with respect to Canadian legal matters, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to United States legal matters. Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. The closing of the Offering is expected to take place on or about March 17, 2015 or on such other date as may be agreed upon by the Corporation and the Underwriters (the "Closing Date"). In any event, the Offered Shares are to be taken up by the Underwriters, if at all, on or before a date not later than 42 days after the date of a final receipt for this prospectus. See "Plan of Distribution".

Offered Shares will be issued in registered or electronic form to CDS Clearing and Depository Services Inc. ("CDS") or its nominee and will be deposited with CDS against payment of the aggregate purchase price for the Offered Shares. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of Offered Shares will receive only a customer confirmation from the registered dealer through which the Offered Shares are purchased. See "Plan of Distribution".

In connection with the Offering, the Corporation may be considered to be a "connected issuer" within the meaning of National Instrument 33-105 — Underwriting Conflicts ("NI 33-105") to each of the Lead Underwriter, BMO Nesbitt Burns Inc., CIBC World Markets Inc., RBC Dominion Securities Inc., TD Securities Inc., National Bank Financial Inc., HSBC Securities (Canada) Inc., and MUFG. Affiliates of each of the aforementioned Underwriters are lenders to the Corporation pursuant to the Credit Agreements (as defined herein). See "Relationship Between the Corporation and Certain Underwriters (Conflicts of Interest)".

An investment in the Offered Shares is highly speculative and involves significant risks that should be carefully considered by prospective investors before purchasing such securities. The risks outlined in this prospectus and in the documents incorporated by reference herein should be carefully reviewed and considered by prospective investors in connection with an investment in the Offered Shares. See "Risk Factors".

Eduardo Luna, a director of the Corporation, resides outside of Canada. Mr. Luna has appointed Cassels Brock & Blackwell LLP, Suite 2100, 40 King Street West, Toronto, Ontario M5H 3C2, as his agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against Mr. Luna, even though he has appointed an agent for service of process.

        Readers should rely only on information contained or incorporated by reference in this prospectus. The Corporation has not authorized anyone to provide the reader with different information. Neither the Corporation nor the Underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted. MUFG will not, directly or indirectly, solicit offers to purchase or sell Offered Shares in Canada. Readers should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. Information contained on the Corporation's website should not be deemed to be a part of this prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Offered Shares.

        References to Silver Wheaton or the Corporation include direct and indirect subsidiaries of Silver Wheaton Corp. where applicable. Silver Wheaton is a registered trademark of Silver Wheaton Corp. in Canada, the United States and certain other jurisdictions.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The information included and incorporated by reference herein contains "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities legislation (collectively, "forward-looking statements"). Forward-looking statements, which are all statements other than statements of historical fact, include, but are not limited to, statements with respect to:

  •
  the payment by Silver Wheaton of the Upfront Deposit (as defined herein) and the satisfaction of each party's obligations in accordance with the terms of the Amended Salobo Purchase Agreement (as defined herein);

  •
  the anticipated receipt by Silver Wheaton of estimated additional gold production from the Salobo Mine (as defined herein);

  •
  projected increases to Silver Wheaton's production and cash flow profile;

  •
  the expansion and exploration potential at the Salobo Mine;

  •
  projected changes to Silver Wheaton's production mix;

  •
  anticipated increases in total throughput at the Salobo Mine;

  •
  expected accretion to Silver Wheaton resulting from additional Salobo stream purchased from Vale;

  •
  the estimated future production;

  •
  the intended use of proceeds;

  •
  the future price of commodities;

  •
  the estimation of mineral reserves and mineral resources;

  •
  the realization of mineral reserve estimates;

  •
  the timing and amount of estimated future production (including 2015 and 2019 attributable annual production);

  •
  the costs of future production;

  •
  reserve determination;

  •
  estimated reserve conversion rates; and

  •
  any statements as to future dividends, the ability to fund outstanding commitments and continue to acquire accretive precious metal stream interests and assessments of the impact and resolution of various legal and tax matters.

        Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "projects", "intends", "anticipates" or "does not anticipate", or "believes", "potential", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved".

        Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Corporation to be materially different from those expressed or implied by such forward-looking statements, including but not limited to:

  •
  risks relating to the satisfaction of each party's obligations in accordance with the terms of the Amended Salobo Purchase Agreement;

  •
  fluctuations in the price of commodities;

  •
  the absence of control over the mining operations from which Silver Wheaton purchases silver or gold (the "Mining Operations") and risks related to these Mining Operations including risks related to fluctuations in the price of the primary commodities mined at such operations, actual results of mining and exploration activities, environmental, economic and political risks of the jurisdictions in which the Mining Operations are located, and changes in project parameters as plans continue to be refined;

  •
  risks relating to having to rely on the accuracy of the public disclosure and other information the Corporation receives from the owners and operators of the Mining Operations as the basis for its analyses, forecasts and assessments relating to its own business;

  •
  differences in the interpretation or application of tax laws and regulations or accounting policies and rules; and Silver Wheaton's interpretation of, or compliance with, tax laws and regulations or accounting policies and rules, is found to be incorrect;

  •
  the introduction of new tax laws and regulations or accounting policies and rules;

  •
  credit and liquidity risks;

  •
  hedging risk;

  •
  competition in the mining industry;

  •
  risks related to the Corporation's acquisition strategy;

  •
  risks related to the market price of the Common Shares

  •
  risks related to the Corporation's holding of long-term investments in other exploration and mining companies;

  •
  risks related to the declaration, timing and payment of dividends;

  •
  the ability of the Corporation and the Mining Operations to retain key management employees or procure the services of skilled and experienced personnel;

  •
  risks related to claims and legal proceedings against the Corporation or the Mining Operations;

  •
  risks relating to unknown defects and impairments;

  •
  risks related to the adequacy of internal control over financial reporting;

  •
  risks related to governmental regulations, including environmental regulations;

  •
  risks related to international operations of the Corporation and the Mining Operations;

  •
  risks relating to exploration, development and operations at the Mining Operations;

  •
  the ability of the Corporation and the Mining Operations to obtain and maintain necessary permits;

  •
  the ability of the Corporation and the Mining Operations to comply with applicable laws, regulations and permitting requirements;

  •
  lack of suitable infrastructure and employees to support the Mining Operations;

  •
  uncertainty in the accuracy of mineral reserves and mineral resources estimates;

  •
  risks relating to production estimates from Mining Operations;

  •
  inability to replace and expand mineral reserves;

  •
  uncertainties related to title and indigenous rights with respect to the mineral properties of the Mining Operations;

  •
  commodity price fluctuations;

  •
  the ability of the Corporation and the Mining Operations to obtain adequate financing;

  •
  the ability of Mining Operations to complete permitting, construction, development and expansion;

  •
  challenges related to global financial conditions;

  •
  risks related to future sales or issuance of equity securities;

  •
  the Corporation's discretion in the use of proceeds of this Offering; and

  •
  other risks disclosed under the heading "Risk Factors" in this prospectus and the documents incorporated by reference herein.

        Forward-looking statements are based on assumptions management currently believes to be reasonable including, but not limited to:

  •
  the closing of the Offering and the issuance of the Offered Shares and the Additional Shares pursuant to the Offering, as applicable;

  •
  the payment by the Corporation of the Upfront Deposit, and the satisfaction of each party's obligations in accordance with the terms of the Amended Salobo Purchase Agreement;

  •
  the continued operation of the Mining Operations;

  •
  no material adverse change in the market price of commodities;

  •
  that the Mining Operations will operate and the mining projects will be completed in accordance with public statements and achieve their stated production estimates;

  •
  the continuing ability to fund or obtain funding for outstanding commitments;

  •
  the ability to source and obtain accretive precious metal stream interests;

  •
  expectations regarding the resolution of legal and tax matters;

  •
  that Silver Wheaton will be successful in challenging any reassessment by the Canada Revenue Agency (the "CRA");

  •
  the estimate of the carrying value of the Precious Metal Purchase Agreements (as defined herein); and

  •
  other assumptions and factors as set out herein.

        Although Silver Wheaton has attempted to identify important factors that could cause actual results, level of activity, performance or achievements to differ materially from those contained in forward-looking statements, there may be other factors that cause results, level of activity, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate and even if events or results described in the forward-looking statements are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on, the Corporation. Accordingly, readers should not place undue reliance on forward-looking statements and are cautioned that actual outcomes may vary. The forward-looking statements included and incorporated by reference in this prospectus are for the purpose of providing investors with information to assist them in understanding the Corporation's expected financial and operational performance and may not be appropriate for other purposes. Any forward-looking statement speaks only as of the date on which it is made, Silver Wheaton does not undertake to update any forward-looking statements that are included or incorporated by reference herein, except in accordance with applicable securities laws.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF
MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

        This prospectus, including the documents incorporated by reference herein, has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms defined in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in Industry Guide 7 ("SEC Industry Guide 7") under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"). Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Also, under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

        In addition, the terms "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures.

        Accordingly, information contained in this prospectus and the documents incorporated by reference herein that describes the Corporation's mineral deposits may not be comparable to similar information made public by U.S. companies subject to reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

        See "Description of the Business — Technical Information" in the Annual Information Form (as defined herein), which is incorporated by reference herein, for a description of certain of the mining terms used in this prospectus and the documents incorporated by reference herein.

FINANCIAL INFORMATION

        Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus is determined using IFRS, which differ from United States generally accepted accounting principles.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

        The financial statements of the Corporation incorporated by reference in this prospectus are reported in United States dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars and are referred to as "United States dollars" or "US$". Canadian dollars are referred to as "Canadian dollars" or "C$".

        The high, low and closing noon spot rates for Canadian dollars in terms of the United States dollar for each of the two years in the period ended December 31, 2013, as quoted by the Bank of Canada, were as follows:

	Year ended December 31,
	2013		2012
	(expressed in C$)
High	C$	1.0697	C$	1.0418
Low		0.9839		0.9710
Closing		1.0636		0.9949

        The high, low and closing noon spot rates for Canadian dollars in terms of the United States dollar for the nine months ended September 30, 2014, as quoted by the Bank of Canada, were as follows:

	Nine Months ended September 30,
	2014		2013
	(expressed in C$)
High	C$	1.1251	C$	1.0576
Low		1.0613		0.9839
Closing		1.1208		1.0285

        On March 2, 2015, the noon spot rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada, was US$1.00 = C$1.2535.

 DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at 666 Burrard Street, Suite 3150, Park Place, Vancouver, British Columbia, V6C 2X8, telephone (604) 639-9498, and are also available electronically at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Corporation through the System for Electronic Document Analysis and Retrieval ("SEDAR") and EDGAR are not incorporated by reference in this prospectus except as specifically set out herein.

        The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this prospectus:

  (a)
  the annual information form (the "Annual Information Form") of the Corporation dated March 31, 2014 for the year ended December 31, 2013;

  (b)
  the audited consolidated balance sheets of the Corporation as at December 31, 2013 and December 31, 2012, and the consolidated statements of earnings, comprehensive income, cash flows and shareholders' equity for the years ended December 31, 2013 and December 31, 2012, together with the report of the independent registered chartered accountants thereon and the notes thereto;

  (c)
  the management's discussion and analysis of results of operations and financial condition of the Corporation for the year ended December 31, 2013;

  (d)
  the unaudited condensed interim consolidated balance sheets of the Corporation as at September 30, 2014 and September 30, 2013, and the unaudited condensed interim consolidated statements of earnings, comprehensive income, cash flows and shareholders' equity for the three and nine months ended September 30, 2014 and September 30, 2013, together with the notes thereto;

  (e)
  the management's discussion and analysis of results of operations and financial condition of the Corporation for the nine months ended September 30, 2014; and

  (f)
  the management information circular of the Corporation dated March 20, 2014 prepared in connection with the annual and special meeting of shareholders of the Corporation held on May 9, 2014.

        Any document of the type referred to in section 11.1 of Form 44-101F1 Short Form Prospectus, if filed by the Corporation on SEDAR after the date of this prospectus and prior to the termination of this distribution, shall be deemed to be incorporated by reference in this prospectus. In addition, any document filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this prospectus and prior to the termination of the distribution of the Offered Shares, shall be deemed to be incorporated by reference into the registration statement of which this prospectus forms a part (in the case of any report on Form 6-K, if and to the extent expressly provided in such report).

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

 MARKETING MATERIALS

        Any "template version" of any "marketing materials" (as such terms are defined under applicable Canadian securities laws) that is used by the Underwriters in connection with the Offering does not form a part of this prospectus to the extent that the contents of the template version of the marketing materials have been modified or superseded by a statement contained in the final short form prospectus. Any template version of any marketing materials that has been, or will be, filed under the Corporation's profile on SEDAR at www.sedar.com before the termination of the distribution under the Offering (including any amendments to, or an amended version of, any template version of any marketing materials) is deemed to be incorporated by reference into the final short form prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been, or will be, filed with the SEC as part of the Registration Statement (as defined below) of which this prospectus forms a part: (1) the Underwriting Agreement; (2) the documents listed under "Documents Incorporated by Reference"; (3) the consent of Deloitte LLP; (4) the consent of Cassels Brock & Blackwell LLP; (5) powers of attorney from certain of the Corporation's directors and officers (included in the Registration Statement); and (6) the consents of the "qualified persons" referred to in this prospectus under "Interest of Experts".

AVAILABLE INFORMATION

        The Corporation is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Corporation with, or furnished to, the SEC may be inspected and copied at the public reference facilities maintained by the SEC in the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. Prospective investors may call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information regarding the public reference facilities. The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

        The Corporation has filed with the SEC a registration statement (the "Registration Statement") on Form F-10 under the U.S. Securities Act with respect to the Offering. This prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation, the Offering and the Offered Shares, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC's website: www.sec.gov.

 THE CORPORATION

        Silver Wheaton is a mining company that generates its revenue from the sale of silver and gold. The Common Shares are listed on the NYSE (symbol: SLW) and the TSX (symbol: SLW).

        As of the date hereof, the Corporation has entered into 18 long-term purchase agreements and one early deposit long-term purchase agreement associated with silver and/or gold ("Precious Metal Purchase Agreements"), relating to 27 different mining assets, whereby Silver Wheaton acquires silver and gold production from the counterparties for a per ounce cash payment which is fixed by contract, generally at or below the prevailing market price. The primary drivers of the Corporation's financial results are the volume of silver and gold production at the various mines to which the Precious Metal Purchase Agreements relate and the price of silver and gold realized by Silver Wheaton upon the sale of silver and gold received.

        The Corporation is actively pursuing future growth opportunities, primarily by way of entering into additional long-term Precious Metal Purchase Agreements. There is no assurance, however, that any potential transaction will be successfully completed. The following map illustrates the geographic location of the Corporation's diversified portfolio of interests in the 21 operating mines and six development projects comprising its high-quality asset base.

        The documents incorporated by reference herein contain further details regarding the business of the Corporation. See "Documents Incorporated by Reference".

Recent Developments

Salobo Mine

        On February 28, 2013, as amended on September 30, 2014, Silver Wheaton's wholly owned subsidiary, Silver Wheaton (Caymans) Ltd. ("Silver Wheaton Caymans") entered into an agreement (the "Salobo Purchase Agreement") to acquire from Vale Switzerland SA ("Vale Switzerland"), a wholly owned subsidiary of Vale S.A. ("Vale"), an amount of gold equal to 25% of the life of mine gold production from its currently producing Salobo mine (the "Salobo Mine"), located in Brazil. Silver Wheaton Caymans made a total upfront cash payment of US$1.33 billion on March 12, 2013 and was required to make ongoing payments of the lesser of US$400 per ounce of gold (subject to an inflationary adjustment of 1% beginning in the fourth year) or the prevailing market price per ounce of gold delivered.

        On March 2, 2015, Silver Wheaton Caymans agreed to amend the Salobo Purchase Agreement with Vale Switzerland (the "Amended Salobo Purchase Agreement") to acquire from Vale Switzerland an additional amount of gold equal to 25% of the life of mine gold production from any minerals from the Salobo Mine that enter the Salobo mineral processing facility from and after January 1, 2015. This acquisition is in addition to the 25% of the Salobo Mine gold production that Silver Wheaton Caymans acquired pursuant to the Salobo Purchase Agreement in 2013, and will immediately increase Silver Wheaton's production profile and provide it with immediate cash flow. The Corporation estimates that the Amended Salobo Purchase Agreement will add to its gold production forecasts an estimated additional 62,000 ounces in 2015 (4.5 million ounces silver equivalent(1)), an estimated average of 70,000 ounces(2) per year (5.0 million ounces silver equivalent(1)) over the first 10 years of the agreement and an estimated average of 60,000 ounces per year (4.3 million ounces silver equivalent(1)) over the first 30 years of the agreement, in each case based on the mine plan prepared by Vale for the Salobo Mine. The Amended Salobo Purchase Agreement is also expected to increase Silver Wheaton's attributable proven and probable gold reserves by 3.3 million ounces, increase measured and indicated gold resources by 0.8 million ounces, and increase inferred gold resources by 0.4 million ounces.

        With this amendment, Silver Wheaton Caymans will increase the gold stream from 25% to 50% of the life of mine gold production from the Salobo Mine. Under the Amended Salobo Purchase Agreement, Silver Wheaton Caymans will pay Vale cash consideration of US$900 million on or before March 25, 2015 for the increased gold stream (the "Upfront Deposit"). In addition, Silver Wheaton Caymans is required to make ongoing payments of the lesser of US$400 per ounce of gold plus an inflationary adjustment of 1% commencing as of January 1, 2017 for the full 50% of gold production or the prevailing market price per ounce of gold delivered. The additional 25% life of mine production that is processed from and after January 1, 2015 will accrue retroactively to Silver Wheaton Caymans. The terms of the existing gold stream on the Salobo Mine were modified so that the annual inflation adjustment that was scheduled to start in 2016 will now start coincident with this stream in 2017.

        As reported by Vale, Vale is in the process of ramping up mill throughput at the Salobo Mine from 12 million tonnes per annum ("Mtpa") to 24 Mtpa, with the potential to further increase throughput beyond 24 Mtpa. Under the terms of the Amended Salobo Purchase Agreement, if the expansion to 24 Mtpa is not completed by December 31, 2016, Silver Wheaton Caymans continues to be entitled to a gross up (a temporary increased percentage of gold production) based on the pro-rata achievement of the target production. Extensive mineral reserves and exploration potential suggest that an even greater throughput expansion potential exists. If throughput capacity is expanded within a predetermined period, Silver Wheaton Caymans will be required to make an additional payment to Vale, relative to the 50% stream, based on a set fee schedule ranging from US$88 million if throughput is expanded beyond 28 Mtpa by January 1, 2036, to up to US$720 million if throughput is expanded beyond 40 Mtpa by January 1, 2018. There will be no additional deposit due if the expansion does not occur until after January 1, 2036. Any future further increase in mill throughput at the Salobo Mine, is expected to allow the Corporation to enhance its production growth profile and benefit from any future exploration successes at the Salobo Mine.

(1)
Silver equivalent basis assumes a 72:1 Ag:Au ratio.

(2)
Production estimates based on 10 year forecast.

        The primary metals from the Salobo Mine are copper (82%) and gold (18%). As reported by Vale, the Salobo Mine is the largest copper deposit in Brazil with over a billion tonnes of mineral reserves and over 40 years of mine life. The Salobo Mine is ideally located for infrastructure and is connected to the national power grid. There are Vale-dedicated rail and regional highway systems from Maraba and Carajas and 85 kilometres of trucking to rail, then by rail to Vale's Ponta de Madeira-dedicated maritime termination in Sao Luis, Maranhao. A map of the local area follows below:

        The Salobo Mine is a conventional open mine with a life of mine with expected strip ratio of approximately 1.4 to 1. Gold-rich copper concentrates with typical expected copper grades of 38% have been produced through conventional comminution methods (including the use of flotation flow sheets). Pre-stripping operations were commenced at the Salobo Mine in 2009, production began in November, 2012 at 12 Mtpa, and the Phase I process plant commenced commissioning and ramp-up in June, 2012. Phase II started operation in June, 2014 and is currently ramping up to designed capacity. Based on Vale's publicly available information, gold production (on a 100% basis) for 2013 was approximately 117,000 ounces and for 2014 was approximately 160,000 ounces.

        The addition of the Amended Salobo Purchase Agreement further diversifies the Corporation's production mix. As illustrated below, management estimates that over the next five years, gold, as a percentage of forecasted production, is expected to grow to over 40%. Attributable gold mineral reserves are estimated to be 9.3 million ounces, or over 45% of Silver Wheaton's precious metal mineral reserves on a silver equivalent basis(3).

(3)
Silver equivalent basis assumes a 72:1 Ag:Au ratio.

        The Salobo Mine has total estimated mineral reserves of 1.179 billion tonnes with gold grade of 0.35 grams per tonne. Forecasted, co-product cash costs are US$1.28 per pound copper(4). The following graph shows the Salobo Mine in the first cost-quartile relative to other copper mines in 2015 based on cash costs per pound of copper:

        The following table shows the anticipated accretion to Silver Wheaton* as a result of the additional 25% life of mine gold being purchased from the Salobo Mine:

(4)
Wood Mackenzie 2014 Q4 dataset forecasted 2015 copper mine cost.

        Based on Vale's publicly available information, over the course of 70 years Vale has become one of the largest mining companies globally, diversified by geography with operations in 37 countries around the globe, and diversified by commodity. Vale's operations, which produce iron ore, nickel, copper and coal, among other commodities, had gross revenues in fiscal 2014 of approximately US$38 billion as reported in its public filings. As of February 13, 2015, Vale had a market capitalization of approximately US$38 billion. Aerial photographs of the Salobo Mine follow below.

Forecast Production

        The following graph shows the Corporation's forecasted production growth from 43.5 million silver equivalent ounces(5) in 2015 to 51.0 million silver equivalent ounces(5) in 2019 and the increase to Silver Wheaton's five year growth forecast as a result of the addition of the additional stream on the Salobo Mine:

        See "Further Disclosure Regarding Mineral Projects on Material Properties — Salobo Mine, Brazil" in the Annual Information Form for details regarding the Salobo Mine.

Amendments to Credit Facilities

        Effective February 27, 2015, Silver Wheaton amended and restated its revolving credit facility dated February 28, 2013 (the "Revolving Facility"). Silver Wheaton increased the available credit from US$1.0 billion to US$2.0 billion and extended the term by two years, with the facility now maturing on February 27, 2020. In addition, certain covenants were amended in order to replace the minimum total net worth and maximum net debt to EBITDA covenants with minimum net debt to total net worth and minimum interest coverage tests. The interest rate applicable to any drawings under the amended Revolving Facility remains unchanged. Silver Wheaton used proceeds drawn from this amended Revolving Facility, together with cash on hand, to repay US$1 billion of debt previously outstanding under its non-revolving term loan in the principal amount of US$1.0 billion dated as of May 28, 2013 (the "NRT Loan") and terminated the NRT Loan. Upon closing, Silver Wheaton had US$685 million drawn under the amended Revolving Facility.

(5)
Silver equivalent basis assumes a 72:1 Ag:Au ratio.

2014 Production and Sales Volume

        Attributable silver equivalent production for the Corporation for the year ended December 31, 2014, was 35.3 million ounces (25.7 million ounces of silver and 142,800 ounces of gold), compared to 35.8 million ounces in 2013, representing a decrease of 1.5%. Silver equivalent sales volume for the Corporation for the year ended December 31, 2014, was 32.9 million ounces (23.5 million ounces of silver and 139,500 ounces of gold), compared to 30.0 million ounces in 2013, representing an increase of 9.8% (silver equivalent basis assumes a 67:1 Ag:Au ratio for 2014 and 61:1 Ag:Au ratio for 2013).

Updated Mineral Resource and Mineral Reserve Estimates

        The following tables set forth the estimated mineral reserves and mineral resources (silver and/or gold only) for the mines relating to which the Corporation has Precious Metal Purchase Agreements, adjusted where applicable to reflect the Corporation's percentage entitlement to silver and/or gold produced from such mines, as of December 31, 2014, unless otherwise noted. The tables are based on information available to the Corporation as of the date of this prospectus, and therefore will not reflect updates, if any, after such date.

Proven & Probable Reserves Attributable to Silver Wheaton(1,2,3,8,18)

	Proven			Probable			Proven & Probable
As of December 31, 2014 unless otherwise noted(6)	Tonnage Mt	Grade g/t	Contained Moz	Tonnage Mt	Grade g/t	Contained Moz	Tonnage Mt	Grade g/t	Contained Moz	Process Recovery(7)
SILVER
Peñasquito (25%)(14)
Mill	84.1	33.3	90.0	52.7	25.0	42.4	136.7	30.1	132.4	53-65%
Heap Leach	10.9	31.7	11.1	11.5	25.0	9.2	22.4	28.3	20.4	22-28%
San Dimas(10,14)	0.9	345.2	10.3	4.0	307.3	39.2	4.9	314.5	49.5	94%
Pascua-Lama (25%)(14)	8.0	69.8	17.9	73.2	64.1	150.8	81.2	64.7	168.7	82%
Lagunas Norte(11)	12.4	4.5	1.8	52.9	4.5	7.7	65.3	4.5	9.5	19%
Veladero(11)	5.5	14.8	2.6	90.5	14.8	43.2	96.0	14.8	45.8	6%
Yauliyacu(11,12)	0.8	123.5	3.1	3.4	109.8	11.9	4.1	112.4	15.0	85%
777(13)	4.9	24.7	3.9	5.7	24.7	4.5	10.6	24.7	8.4	64%
Neves-Corvo
Copper	4.9	38.8	6.1	20.5	36.1	23.8	25.4	36.6	29.9	35%
Zinc	10.4	73.1	24.4	10.2	66.9	22.0	20.6	70.0	46.4	20%
Rosemont(15)	279.5	4.1	37.0	325.8	4.1	43.1	605.3	4.1	80.1	76%
Constancia	506.0	3.1	50.3	114.0	2.9	10.8	620.0	3.1	61.1	71%
Zinkgruvan
Zinc	7.4	87.0	20.6	4.2	51.0	6.9	11.6	73.9	27.5	87%
Copper	3.3	35.0	3.7	0.1	35.0	0.1	3.4	35.0	3.8	78%
Stratoni	0.5	174.0	2.9	0.3	182.0	1.5	0.8	176.7	4.5	84%
Minto	3.8	5.9	0.7	5.7	5.7	1.0	9.5	5.7	1.8	78%
Cozamin(11)
Copper	—	—	—	2.8	43.8	4.0	2.8	43.8	4.0	72%
Los Filos	48.8	5.7	8.9	198.4	5.0	32.2	247.2	5.2	41.1	5%
Metates Royalty(20)	4.1	18.0	2.3	13.2	13.1	5.5	17.2	14.2	7.9	76%

TOTAL SILVER			297.8			459.9			757.7

GOLD
Salobo (50%)(16)	331.7	0.39	4.13	257.9	0.31	2.57	589.6	0.35	6.70	66%
Sudbury (70%)(11)	—	—	—	54.3	0.39	0.68	54.3	0.39	0.68	81%
777(13)	3.5	1.81	0.21	4.1	1.81	0.24	7.7	1.81	0.45	73%
Constancia (50%)	253.0	0.05	0.42	57.0	0.07	0.14	310.0	0.06	0.56	61%
Minto	3.8	0.80	0.10	5.7	0.60	0.11	9.5	0.68	0.21	74%
Toroparu (10%)(17)	3.0	1.10	0.10	9.7	0.98	0.31	12.7	1.01	0.41	89%
Metates Royalty(20)	4.1	0.68	0.09	13.2	0.44	0.19	17.2	0.50	0.28	89%

TOTAL GOLD			5.04			4.23			9.27

Measured & Indicated Resources Attributable to Silver Wheaton(1,2,3,4,5,9,18)

	Measured			Indicated			Measured & Indicated
As of December 31, 2014 unless otherwise noted(6)	Tonnage Mt	Grade g/t	Contained Moz	Tonnage Mt	Grade g/t	Contained Moz	Tonnage Mt	Grade g/t	Contained Moz
SILVER
Peñasquito (25%)(14)
Mill	34.4	26.1	28.9	91.7	21.5	63.5	126.2	22.8	92.4
Heap Leach	5.1	19.3	3.1	24.1	16.7	13.0	29.2	17.2	16.1
Pascua-Lama (25%)(14)	3.7	26.4	3.1	35.7	22.3	25.5	39.4	22.7	28.7
Yauliyacu(11,12)	1.0	127.3	4.0	6.0	216.6	41.5	6.9	204.2	45.5
Neves-Corvo
Copper	5.8	48.5	9.0	25.7	50.8	42.0	31.5	50.3	51.0
Zinc	14.1	59.6	27.0	60.2	55.7	107.8	74.3	56.4	134.8
Rosemont(15)	38.5	3.0	3.7	197.7	2.7	17.1	236.2	2.7	20.8
Constancia	73.0	2.4	5.6	299.0	2.0	19.4	372.0	2.1	25.0
Zinkgruvan
Zinc	2.2	66.8	4.6	4.7	107.1	16.3	6.9	94.5	20.9
Copper	1.6	20.0	1.0	0.4	39.1	0.5	2.0	23.9	1.5
Aljustrel(19)
Zinc	1.3	65.6	2.7	20.5	60.3	39.7	21.8	60.7	42.4
Stratoni	0.2	200.4	1.5	0.2	213.3	1.4	0.4	206.4	2.9
Minto	7.5	3.6	0.9	32.3	3.4	3.5	39.8	3.4	4.3
Keno Hill (25%)
Underground	—	—	—	0.7	473.1	10.2	0.7	473.1	10.2
Elsa Tailings	—	—	—	0.6	119.0	2.4	0.6	119.0	2.4
Los Filos	11.4	11.0	4.0	112.3	7.4	26.9	123.7	7.8	30.9
Loma de La Plata (12.5%)	—	—	—	3.6	169.0	19.8	3.6	169.0	19.8

TOTAL SILVER			99.2			450.2			549.5

GOLD
Salobo (50%)(16)	24.6	0.47	0.37	97.7	0.37	1.16	122.2	0.39	1.53
Sudbury (70%)(11)	—	—	—	28.9	0.34	0.32	28.9	0.34	0.32
Constancia (50%)	36.5	0.05	0.06	149.5	0.04	0.18	186.0	0.04	0.23
Minto	7.5	0.42	0.10	32.3	0.32	0.33	39.8	0.34	0.43
Toroparu (10%)(17)	0.9	0.87	0.03	7.9	0.83	0.21	8.8	0.84	0.24

TOTAL GOLD			0.56			2.20			2.76

Inferred Resources Attributable to Silver Wheaton(1,2,3,4,5,9,18)

	Inferred
As of December 31, 2014 unless otherwise noted(6)	Tonnage Mt	Grade g/t	Contained Moz
SILVER
Peñasquito (25%)(14)
Mill	4.4	19.5	2.7
Heap Leach	6.1	13.7	2.7
San Dimas(10,14)	7.3	309.5	73.0
Pascua-Lama (25%)(14)	4.9	20.1	3.2
Yauliyacu(11,12)	5.0	178.7	28.7
777(13)	0.8	30.6	0.8
Neves-Corvo
Copper	25.1	43.5	35.1
Zinc	21.4	48.9	33.6
Rosemont(15)	104.5	3.3	11.1
Constancia	200.0	1.9	12.0
Zinkgruvan
Zinc	6.1	75.0	14.7
Copper	0.5	34.0	0.6
Aljustrel(19)
Zinc	8.7	50.4	14.0
Stratoni	0.5	169.0	2.7
Minto	16.2	3.2	1.7
Keno Hill (25%)
Underground	0.2	349.8	2.4
Los Filos	175.9	6.3	35.7
Loma de La Plata (12.5%)	0.2	76.0	0.4
Metates Royalty(20)	1.0	9.7	0.3

TOTAL SILVER			275.2

GOLD
Salobo (50%)(16)	74.0	0.31	0.74
Sudbury (70%)(11)	5.5	0.67	0.12
777(13)	0.4	1.77	0.02
Constancia (50%)	100.0	0.03	0.10
Minto	16.2	0.30	0.16
Toroparu (10%)(17)	13.0	0.74	0.31
Metates Royalty(20)	1.0	0.38	0.01

TOTAL GOLD			1.46

(1)
All Mineral Reserves and Mineral Resources have been calculated in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum — CIM Standards on Mineral Resources and Mineral Reserves and NI 43-101, or the Australian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves.

(2)
Mineral Reserves and Mineral Resources are reported above in millions of metric tonnes ("Mt"), grams per metric tonne ("g/t") and millions of ounces ("Moz").

(3)
Individual qualified persons ("QPs"), as defined by the NI 43-101, for the technical information contained in this document (including the Mineral Reserve and Mineral Resource estimates) for the following operations are as follows:

a.
Salobo Mine — Christopher Jacobs, CEng MIMMM (Vice President and Mining Economist), James Turner, CEng MIMMM (Senior Mineral Process Engineer), Barnard Foo, P. Eng., M. Eng, MBA (Senior Mining Engineer) and Jason Ché Osmond, FGS, C.Geol, EurGeol (Senior Geologist) all of whom are employees of Micon International Ltd.

b.
All other operations and development projects: the Corporation's QPs Neil Burns, M.Sc., P.Geo. (Vice President, Technical Services); Samuel Mah, M.A.Sc., P.Eng. (Senior Director, Project Evaluations), both employees of the Corporation (the "Corporation's QPs").

(4)
The Mineral Resources reported in the above tables are exclusive of Mineral Reserves. The Minto mine, Neves-Corvo mine, Zinkgruvan mine, Stratoni mine and Toroparu project report Mineral Resources inclusive of Mineral Reserves. The Corporation's QPs have made the exclusive Mineral Resource estimates for these mines based on average mine recoveries and dilution.

(5)
Mineral Resources which are not Mineral Reserves do not have demonstrated economic viability.

(6)
Other than as detailed below, Mineral Reserves and Mineral Resources are reported as of December 31, 2014 based on information available to the Corporation as of the date of this prospectus, and therefore will not reflect updates, if any, after such date.

a.
Mineral Resources and Mineral Reserves for the San Dimas, Pascua-Lama, 777, Constancia and Minto mines are reported as of December 31, 2013.

b.
Mineral Resources and Mineral Reserves for the Toroparu project are reported as of March 31, 2013.

c.
Mineral Resources and Mineral Reserves for the Neves-Corvo and Zinkgruvan mines are reported as of June 30, 2014.

d.
Mineral Reserves for the Cozamin mine are reported as of June 30, 2014.

e.
Mineral Resources and Mineral Reserves for the Rosemont project are reported as of August 28, 2012.

f.
Mineral Resources for the Constancia project (including the Pampacancha deposit) are reported as of September 30, 2013.

g.
Mineral Resources for Aljustrel's Feitais and Moinho mines are reported as of November 30, 2010. Mineral Resources for the Estaçao project are reported as of December 31, 2007.

h.
Mineral Resources for Keno Hill's Elsa Tailings project are reported as of April 22, 2010, Lucky Queen project as of July 27, 2011, Onek and Bermingham projects as of October 15, 2014, Flame and Moth project as of January 30, 2013, Bellekeno mine Inferred Mineral Resources as of September 30, 2012 and Bellekeno mine Indicated Mineral Resources as of September 30, 2013.

i.
Mineral Resources for the Loma de La Plata project are reported as of May 20, 2009.

j.
Mineral Resources for Metates are reported as of February 16, 2012 and Mineral Reserves as of March 18, 2013.

(7)
Process recoveries are the average percentage of silver or gold in a saleable product (doré or concentrate) recovered from mined ore at the applicable site process plants as reported by the operators.

(8)
Mineral Reserves are estimated using appropriate process recovery rates and the following commodity prices:

a.
Peñasquito mine — $1,300 per ounce gold, $22.00 per ounce silver, $0.90 per pound lead and $0.90 per pound zinc.

b.
San Dimas mine — 2.7 grams per tonne gold equivalent cut-off assuming $1,250 per gold ounce and $20.00 per ounce silver.

c.
Pascua-Lama project — $1,100 per ounce gold, $21.00 per ounce silver and $3.00 per pound copper.

d.
Lagunas Norte and Veladero mines — $1,100 per ounce gold and $17.00 per ounce silver.

e.
Yauliyacu mine — $20.00 per ounce silver, $3.29 per pound copper, $1.02 per pound lead and zinc.

f.
777 mine — $1,250 per ounce gold, $25.00 per ounce silver, $3.00 per pound copper and $1.06 per pound zinc.

g.
Neves-Corvo mine — 1.6% copper cut-off for the copper Reserve and 4.8% zinc equivalent cut-off for all the zinc Reserves, both assuming $2.50 per pound copper, $1.00 per pound lead and zinc

h.
Rosemont project — $4.90 per ton NSR cut-off assuming $20.00 per ounce silver, $2.50 per pound copper and $15.00 per pound molybdenum.

i.
Constancia project — $1,250 per gold ounce, $25.00 per ounce silver, $3.00 per pound copper and $14.00 per pound molybdenum.

j.
Zinkgruvan mine — 3.98% zinc equivalent cut-off for the zinc Reserve and 1.5% copper cut-off for the copper Reserve, both assuming $2.50 per pound copper and $1.00 per pound lead and zinc.

k.
Stratoni mine — 18.02% zinc equivalent assuming $16.50 per ounce silver, $3.00 per pound copper, $0.95 per pound lead and zinc.

l.
Minto mine — 0.5% copper cut-off for Open Pit and $64.40 per tonne NSR cut-off for Underground assuming $300 per ounce gold, $3.90 per ounce silver and $2.50 per pound copper.

m.
Cozamin mine — $42.50 per tonne NSR cut-off assuming $20.00 per ounce silver, $2.50 per pound copper, $0.85 per pound lead and $0.80 per pound zinc.

n.
Los Filos mine — $1,300 per ounce gold and $22.00 per ounce silver.

o.
Salobo Mine — 0.253% copper equivalent cut-off assuming $1,250 per ounce gold and $3.45 per pound copper.

  p.
  Sudbury mines — $1,250 per ounce gold, $22.00 per ounce silver, $10.43 per pound nickel, $3.45 per pound copper, $1,800 per ounce platinum, $1,000 per ounce palladium and $13.00 per pound cobalt.

  q.
  Toroparu project — 0.38 grams per tonne gold cut-off assuming $1,070 per ounce gold for fresh rock and 0.35 grams per tonne gold cut-off assuming $970 per ounce gold for saprolite.

  r.
  Metates royalty — 0.35 grams per tonne gold equivalent cut-off assuming $1,200 per ounce gold and $24.00 per ounce silver.

(9)
Mineral Resources are estimated using appropriate recovery rates and the following commodity prices:

a.
Peñasquito mine — $1,500 per ounce gold, $24.00 per ounce silver, $1.00 per pound lead and $1.00 per pound zinc.

b.
San Dimas mine — 0.20 grams per tonne gold equivalent assuming $1,300 per ounce gold and $20.00 per ounce silver.

c.
Pascua-Lama project — $1,500 per ounce gold, $24.00 per ounce silver and $3.50 per pound copper.

d.
Yauliyacu mine — $20.00 per ounce silver, $3.29 per pound copper and $1.02 per pound lead and zinc.

e.
777 mine — $1,250 per ounce gold, $25.00 per ounce silver, $3.00 per pound copper and $1.06 per pound zinc.

f.
Neves-Corvo mine — 1.0% copper cut-off for the copper Resource and 3.0% zinc cut-off for the zinc Resource, both assuming $2.50 per pound copper and $1.00 per pound lead and zinc.

g.
Rosemont project — 0.30% copper equivalent cut-off for Mixed and 0.15% copper equivalent for Sulfide assuming $20.00 per ounce silver, $2.50 per pound copper and $15.00 per pound molybdenum.

h.
Constancia project — 0.12% copper cut-off for Constancia and 0.10% copper cut-off for Pampacancha.

i.
Zinkgruvan mine — 3.8% zinc equivalent cut-off for the zinc Resource and 1.0% copper cut-off for the copper Resource, both assuming $2.50 per pound copper and $1.00 per pound lead and zinc

j.
Aljustrel mine — 4.5% zinc cut-off for Feitais and Moinho mines zinc Resources and 4.0% zinc cut-off for Estação zinc Resources.

k.
Stratoni mine — Cut-off is geological due to the sharpness of the mineralized contacts and the high grade nature of the mineralization

l.
Minto mine — 0.5% copper cut-off.

m.
Keno Hill mines:

i.
Bellekeno mine — $185 per tonne NSR cut-off assuming $22.50 per ounce silver, $0.85 per pound lead and $0.95 per pound zinc.

ii.
Flame and Moth project — $185 per tonne NSR cut-off assuming $1,400 per ounce gold, $24.00 per ounce silver, $0.85 per pound lead and $0.95 per pound zinc.

iii.
Bermingham project — $185 per tonne NSR cut-off assuming $1,250 per ounce gold, $20.00 per ounce silver, $0.90 per pound lead and $0.95 per pound zinc.

iv.
Lucky Queen project — $185 per tonne NSR cut-off assuming $1,100 per ounce gold, $18.50 per ounce silver, $0.90 per pound lead and $0.95 per pound zinc.

v.
Onek project — $185 per tonne NSR cut-off assuming $1,250 per ounce gold, $20.00 per ounce silver, $0.90 per pound lead and $0.95 per pound zinc.

vi.
Elsa Tailings project — 50 grams per tonne silver cut-off.

n.
Los Filos mine — $1,500 per ounce gold and $24.00 per ounce silver.

o.
Loma de La Plata project — 50 gram per tonne silver equivalent cut-off assuming $12.50 per ounce silver and $0.50 per pound lead.

p.
Salobo Mine — 0.296% copper equivalent assuming $1,500 per ounce gold $3.70 per pound copper.

q.
Sudbury mines — $1,250 per ounce gold, $22.00 per ounce silver, $10.43 per pound nickel, $3.45 per pound copper, $1,800 per ounce platinum, $1,000 per ounce palladium and $13.00 per pound cobalt.

r.
Toroparu project — 0.30 grams per tonne gold cut-off assuming $1,350 per ounce gold.

s.
Metates royalty — 0.35 grams per tonne gold equivalent cut-off assuming $1,200 per ounce gold and $24.00 per ounce silver.

(10)
The San Dimas silver purchase agreement provides that Primero (as defined herein) will deliver to the Corporation a per annum amount equal to the first 6.0 million ounces of payable silver produced at the San Dimas mine and 50% of any excess, for the life of the mine.

(11)
The Corporation's attributable Mineral Resources and Mineral Reserves for the Lagunas Norte, Veladero, Cozamin and Yauliyacu silver interests, in addition to the Sudbury and 777 gold interests, have been constrained to the production expected for the various contracts.

(12)
The Corporation's Yauliyacu silver purchase agreement (March 2006) with Glencore provides for the delivery of up to 4.75 million ounces of silver per year for 20 years. In the event that silver sold and delivered to Silver Wheaton in any year totals less than 4.75 million ounces, the amount sold and delivered to Silver Wheaton in subsequent years will be increased to make up for any cumulative shortfall, to the extent production permits. Depending upon production levels it is possible that the Corporation's current attributable tonnage may not be mined before the agreement expires.

(13)
The 777 precious metals purchase agreement provides that Hudbay Resources Inc. will deliver 100% of the payable silver for the life of the mine and 100% of the payable gold until completion of the Constancia project, after which the gold stream will reduce to 50%. The gold figures in this table represent the attributable 777 mine Mineral Resources and Mineral Reserves constrained to the production expected for the 777 precious metals purchase agreement.

(14)
The scientific and technical information in these tables regarding the Peñasquito and San Dimas mines and the Pascua-Lama project was sourced by the Corporation from the following SEDAR (www.sedar.com) filed documents:

a.
Peñasquito — Goldcorp's MD&A (as defined herein) dated February 19, 2015;

b.
San Dimas — Primero annual information form filed on March 31, 2014; and

c.
Pascua-Lama — Barrick's MD&A (as defined herein) dated February 19, 2015.

The Corporation's QPs have approved the disclosure of scientific and technical information in respect of the Peñasquito and San Dimas mines and the Pascua-Lama project in this these tables.

(15)
The Rosemont mine Mineral Resources and Mineral Reserves do not include the SX/EW leach material since this process does not recover silver.

(16)
The Corporation has filed a technical report for the Salobo Mine, which is available on SEDAR at www.sedar.com.

(17)
The Corporation's agreement with Sandspring is an early deposit structure whereby the Corporation will have the option not to proceed with the 10% gold stream on the Toroparu project following the delivery of a bankable definitive feasibility study.

(18)
Silver and gold are produced as by-product metal at all operations with the exception of silver at the Keno Hill mines and Loma de La Plata project and gold at the Toroparu project; therefore, the economic cut-off applied to the reporting of silver and gold Mineral Resources and Mineral Reserves will be influenced by changes in the commodity prices of other metals at the time.

(19)
Silver Wheaton has agreed to waive its rights to silver contained in copper concentrate at the Aljustrel mine.

(20)
Effective August 7, 2014 the Corporation entered into an agreement for a 1.5% net smelter returns royalty on Chesapeake Gold Corp.'s ("Chesapeake") Metates property, located in Mexico. As part of the agreement, Chesapeake will have the right at any time for a period of five years to repurchase two-thirds of the royalty, with the Corporation retaining a 0.5% royalty interest.

San Dimas Mine

        According to Primero Mining Corp.'s ("Primero") 2014 annual management's discussion and analysis, mined grades at its San Dimas mines are expected to increase in 2015 as Primero begins to access the higher-grade ore of the Victoria vein and moves toward mining at its current gold reserve grade of 5.5 grams per tonne. Primero has indicated that it has completed phase one of the expansion of San Dimas mill to 2,500 tonnes per day during the first quarter of 2014 and in August 2014, announced the decision to proceed with the expansion to 3,000 tonnes per day. The expansion is expected to be completed by mid-2016.

        See "Further Disclosure Regarding Mineral Projects on Material Properties — San Dimas Mines, Mexico" in the Annual Information Form for details regarding the San Dimas mines.

Peñasquito Mine

        As disclosed in Goldcorp Inc.'s ("Goldcorp") 2014 annual management's discussion and analysis ("Goldcorp's MD&A"), permitting delays experienced in the first quarter of 2014 due to unanticipated additional regulatory requirements related to the interconnection with the existing well fields, securing surface land access rights, and additional permitting requirements by the environmental authority deferred start-up of construction of the Northern Well Field ("NWF") project at Goldcorp's Peñasquito mine (the "Peñsaquito Mine") to mid-year 2014. Following receipt of initial permits and finalizing the remaining construction contracts, construction on the NWF project ramped up to full activity levels in the fourth quarter of 2014, with completion anticipated around mid-year 2015. Activities to address the additional regulatory requirements related to the interconnection to the existing well field continue as planned. Contingency plans remain in place for fresh water supply to the Peñasquito Mine until the NWF is operational.

        Goldcorp has also reported that during 2014, the Peñasquito Mine progressed with pre-feasibility studies on two projects to assess the potential for producing saleable copper concentrate at the Peñasquito Mine, the Concentrate Enrichment Project ("CEP"), and to assess the viability of leaching a pyrite concentrate from the zinc flotation tailings ("Pyrite Leach"). Successful implementation of one or both of these new process improvements has the potential to significantly improve the overall economics and life of mine duration, through the addition of another saleable product with the CEP, and increasing gold and silver recoveries from Pyrite Leach. A US Patent for the CEP was filed during the first quarter of 2014. The pre-feasibility studies were essentially complete at the end of 2014 and Goldcorp expects the projects to be integrated as they enter the feasibility study phase which Goldcorp anticipates by the end of the first quarter of 2015. Goldcorp expects the feasibility study to be complete in early 2016.

        Goldcorp's MD&A reported that the 2014 drilling program ended with a total of 23,058 metres drilled, with 1,185 metres drilled during the fourth quarter of 2014. The exploration program continues to define the intersection of the copper-gold sulphide rich skarn ore body and porphyry deposit located below and adjacent to the diatreme ore body and is focused on a 200 metre spaced in-fill program. Goldcorp reported that exploration activities during 2014 focused on the in-fill of the vertical and horizontal size and extension of the skarn deposit where intersections show continuity of a significant sized body of copper and gold.

        As disclosed in Goldcorp's MD&A, in 2005, prior to construction of the Peñasquito Mine, an agreement was negotiated with the Cerro Gordo Ejido for the use of 600 hectares (approximately 1,483 acres) of surface land which includes 60% of the mine pit area, the waste rock facility and explosive magazine storage area and is located within the confines of the proposed Peñasquito Mine site. The terms of the agreement were based on comparable surface valuations in the region as well as on similar agreements at the Peñasquito Mine and other Mexican mining operations. In 2009, the Cerro Gordo Ejido commenced an action against Minera Peñasquito in Mexico's agrarian courts challenging the land use agreement. Following a series of legal proceedings, the agrarian courts ruled on June 18, 2013, that the land use agreement was null and ordered the land to be returned to the Cerro Gordo Ejido for payment of 2.4 million Mexican pesos. Constitutional claims are currently proceeding in the First District Court of Zacatecas by the Cedros and Mazapil Ejidos and a local transportation union. The State of Zacatecas has filed its own constitutional claim against the agrarian court's ruling.

        According to Goldcorp's MD&A, federal criminal charges were filed against the agrarian judge who presided at the trial of first instance which started in 2009 and several members of a prior Cerro Gordo Ejido leadership committee who originally approved the land use agreement. The Attorney General has issued an "assurance measure" protecting the status of the disputed lands pending conclusion of the related criminal investigation. With the assurance measure, Minera Peñasquito has sole custody of the disputed lands. Goldcorp has filed with the office of the Secretaria De Desarrollo Agrario Territorial y Urbano the required documents to expropriate the disputed lands. In addition, Goldcorp will continue to employ all legal means at its disposal to ensure continuity of operations and to protect Goldcorp's mineral concession rights consistent with Mexican law. Operations at the Peñasquito Mine have not been impacted. However, in the event the constitutional claims by the State of Zacatecas, Ejido Cedros, Ejido Mazapil and transportation union are ultimately rejected, and the assurance measure is removed, Ejido Cerro Gordo would, absent any other intervening event, be entitled to possession of the disputed lands. Should this occur, Goldcorp states that Peñasquito Mine operations would be adversely impacted, and in such circumstances, the ultimate resolution of this matter is not determinable at this time. Goldcorp states that settlement discussions facilitated by the Mexican federal government commenced in June 2014 and progress continues towards a mutually beneficial resolution of the dispute.

        See "Further Disclosure Regarding Mineral Projects on Material Properties — Peñasquito Mine, Mexico" in the Annual Information Form for further details regarding the Peñasquito Mine.

The Pascua — Lama Project

        During the fourth quarter of 2013 Barrick Gold Corp. ("Barrick") announced the temporary suspension of construction activities at its Pascua-Lama project (the "Pascua-Lama Project") located on the border of Chile and Argentina, other than those required for environmental and regulatory compliance. During 2014, the project was placed on care and maintenance.

        In Barrick's 2014 annual management's discussion and analysis ("Barrick's MD&A"), Barrick states that they are currently engineering the permanent water management system and assessing the permitting requirements for construction with Chilean regulators. Barrick also states that the engineering studies indicate that an increase in the capacity of the water management system may be required above the volume approved in the project's Chilean environmental approval. Barrick expects to submit their application for the new water management system by June 2015, with permitting taking about two years. Barrick has stated that a decision to re-start development of the Pascua-Lama Project will depend on improved economics and more certainty regarding legal and permitting matters.

        As a result of Barrick's decision to temporarily suspend construction activities at the Pascua-Lama Project, and the various amendments to the Precious Metal Purchase Agreement between Silver Wheaton Caymans and Barrick, Silver Wheaton Caymans is now entitled to 100% of the silver production from Barrick's Lagunas Norte mine, Pierina mine (now in closure) and Veladero mine until the earlier of April 1, 2018 and the date Barrick satisfies the completion test. In addition, Silver Wheaton Caymans has agreed to extend the completion test deadline an additional 4 1/2 years to June 30, 2020. If the requirements of the completion test have not been satisfied by the revised outside completion date, the agreement may be terminated by Silver Wheaton Caymans. In such an event, Silver Wheaton Caymans will be entitled to the return of $625 million less a credit for silver delivered up to that date. Barrick has also granted Silver Wheaton Caymans a five year right of first refusal on any further metal stream sales in connection with the Pascua-Lama Project, where more than 50% of the value is derived from silver. In 2013 Barrick initiated the closure of its Pierina mine.

        Barrick's MD&A reports that it expects 2015 Veladero production to be down compared to 2014 production levels as a result of lower grade from the Federico pit. Barrick states that at Veladero there are a number of initiatives under way to reduce operating costs. Barrick also states that Veladero continues to be subject to restrictions that affect the amount of leach solution. New government regulations set a level limit for the leach solution pond, reducing storage capacity, impacting operational capacity to manage solution balance and reducing leaching kinetics, as ore has to be placed on upper levels of the leach pad to maintain pond level.

        Barrick's 2014 annual financial statements disclosed that on December 30, 2014, the Chilean Supreme Court declined to consider Barrick's appeal of an Environmental Court decision regarding sanctions imposed on the Pascua-Lama Project in Chile in May 2013 by that country's environmental regulator (known as the "SMA"). It further disclosed that as a result of the ruling, the SMA will now re-evaluate the approximately $16 million administrative fine it previously imposed on the Pascua-Lama Project for deviations from certain requirements of the Pascua-Lama Project's Chilean environmental approval in 2013. Barrick has stated that a new resolution from the SMA is pending and could include more severe sanctions against the Pascua-Lama Project such as a material increase in the amount of the fine above the approximately $16 million imposed by the SMA in May 2013 and/or the revocation of the Pascua-Lama Project's environmental permit.

        Barrick's 2014 annual financial statements disclosed that on September 30, 2010, the National Law on Minimum Requirements for the Protection of Glaciers was enacted in Argentina, and came into force in early November 2010. Barrick notes that the federal law bans new mining exploration and exploitation activities on glaciers and in the "peri-glacial" environment, and subjects ongoing mining activities to an environmental audit. If such audit identifies significant impacts on glaciers and the peri-glacial environment, the relevant authority is empowered to take action, which according to the legislation could include the suspension or relocation of the activity. In the case of the Veladero mine and the Pascua-Lama Project, the competent authority is the Province of San Juan. Barrick notes that in late January 2013, the Province of San Juan announced that it had completed the required environmental audit, which concluded that Veladero and the Pascua-Lama Project do not impact glaciers or peri-glaciers. Barrick states that the constitutionality of the federal glacier law is the subject of a challenge before the National Supreme Court of Argentina, which has not yet ruled on the issue. Barrick disclosed that on October 27, 2014, Barrick submitted its response to a motion by the federal government to dismiss the constitutional challenge to the federal glacier law on standing grounds and that a decision on the motion is pending. Barrick indicates that if the federal government's arguments with respect to standing are accepted then the case will be dismissed. If they are not accepted then the National Supreme Court of Argentina will proceed to hear evidence on the merits.

        Barrick's 2014 annual financial statements disclosed that in June 2013, a group of local farmers filed an environmental damage claim against Compañía Minera Nevada ("CMN"), Barrick's Chilean subsidiary that holds the Chilean portion of the Pascua-Lama Project in the Environmental Court, alleging that CMN has damaged glaciers located in the Pascua-Lama Project area. The plaintiffs are seeking a court order requiring CMN to remedy the alleged damage and implement measures to prevent such environmental impact from continuing, including by halting construction of the Pascua-Lama Project in Chile. CMN presented its defense on October 9, 2013. A settlement and evidentiary hearing took place on January 8, 2014. Having failed to reach a settlement during that hearing, the parties proceeded to present documentary evidence and witness testimony to the Environmental Court. A final hearing was held in this matter on December 3, 2014, and a decision of the Environmental Court is pending. Barrick states that they intend to vigorously defend this matter.

Other Developments

Campo Morado

        On December 31, 2014, Silver Wheaton Caymans reached an agreement with Nyrstar Mining Ltd. resulting in the cancellation of the silver purchase agreement relating to Campo Morado in exchange for cash consideration of US$25 million payable on or before January 31, 2015. As part of this agreement, Silver Wheaton Caymans will be entitled to 75% of the silver contained in concentrate produced at the Campo Morado mine on or prior to December 31, 2014, and will be granted a five year right of first refusal on any silver streaming or royalty transaction in relation to any Nyrstar group property, globally. The US$25 million payment was received by Silver Wheaton Caymans on January 30, 2015.

RISK FACTORS

        An investment in securities of the Corporation is highly speculative and involves significant risks due to the nature of its business, which is the purchase and subsequent sale of silver and/or gold production from producing mining companies. Any prospective investor should carefully consider the risk factors set forth below and all of the other information contained in this prospectus (including, without limitation, the documents incorporated by reference herein) before purchasing any of the securities distributed under this prospectus. These risk factors could materially affect the Corporation's future operating results and could cause actual events to differ materially from those described in the forward-looking statements relating to the Corporation. The risks described in this prospectus and the documents incorporated by reference herein are not the only risks facing the Corporation. Additional risks and uncertainties not currently known to the Corporation, or that the Corporation currently deems immaterial, may also materially and adversely affect its business.

Risks Relating to the Corporation

Commodity Prices

        The price of the Common Shares and the Corporation's financial results may be significantly and adversely affected by a decline in the price of silver or gold. The price of silver and gold fluctuates widely, especially in recent years, and is affected by numerous factors beyond the Corporation's control, including but not limited to, the sale or purchase of silver and gold by various central banks and financial institutions, interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of major silver and gold producing countries throughout the world. The silver and gold markets tend to be cyclical, and a general downturn could result in a significant decrease in the Corporation's revenue. Any such price decline may have a material adverse effect on the Corporation.

        In the event that the prevailing market price of silver or gold is at or below the price at which the Corporation can purchase such commodities pursuant to the terms of the Precious Metal Purchase Agreements, the Corporation will not generate positive cash flow or earnings.

        Silver and gold are by-product metals at all of the Mining Operations, other than at the Keno Hill district, including the Bellekeno mine in the Yukon Territory, Canada (the "Keno Hill Mines"), the Loma de La Plata

(the "Loma de La Plata Project") zone of the Navidad Project in Argentina and the Toroparu project (the "Toroparu Project") located in Guyana, and therefore, the economic cut-off applied to the reporting of silver and gold reserves and resources will be influenced by changes in the commodity prices of other metals at the mines.

Risks Relating to the Mining Operations

        To the extent that they relate to the production of silver or gold from, or the continued operation of, the Mining Operations, the Corporation will be subject to the risk factors applicable to the operators of such mines or projects, some of which are set forth below under "Risks Relating to the Mining Operations".

No Control Over Mining Operations

        The Corporation has agreed to purchase a certain percentage of the silver and/or gold produced by the Mining Operations. The Corporation is not directly involved in the ownership or operation of mines and has no contractual rights relating to the operation of the Mining Operations. The owners and operators will generally have the power to determine the manner in which the relevant properties subject to the asset portfolio are exploited, including decisions to expand, advance, continue, reduce, suspend or discontinue production from a property and decisions about the marketing of products extracted from the property. The interests of the Corporation and the operators of the relevant properties may not always be aligned. As a result, the cash flows of the Corporation are dependent upon the activities of third parties, which creates the risk that at any time those third parties may: (i) have business interests or targets that are inconsistent with those of the Corporation; (ii) take action contrary to the Corporation's policies or objectives; (iii) be unable or unwilling to fulfill their obligations under their agreements with the Corporation; or (iv) experience financial, operational or other difficulties, including insolvency, which could limit a third party's ability to perform its obligations under the Precious Metal Purchase Agreements. At any time, any of the operators of the Mining Operations may decide to suspend or discontinue operations, including if the costs to operate the mine exceed the revenues from operations. Except in limited circumstances, the Corporation will not be entitled to any material compensation if such operations do not meet their forecasted silver or gold production targets in any specified period or if the operations shut down, suspend or discontinue on a temporary or permanent basis. There can be no assurance that the silver or gold production from such properties will ultimately meet forecasts or targets. In addition, payments from production generally flow through the operator and there is a risk of delay and additional expense in receiving such revenues. The Precious Metal Purchase Agreement payments are calculated by the operators based on reported production and calculations of the Corporation's payments are subject to, and dependent upon, the adequacy and accuracy of the operators' production and accounting functions. Failure to receive payments under the Precious Metal Purchase Agreement to which the Corporation is entitled may have a material adverse effect on the Corporation. In addition, the Corporation must rely on the accuracy and timeliness of the public disclosure and other information it receives from the owners and operators of the Mining Operations, and uses such information, including production estimates, in its analyses, forecasts and assessments relating to its own business. If the information provided by such third parties to the Corporation contains material inaccuracies or omissions, the Corporation's ability to accurately forecast or achieve its stated objectives may be materially impaired.

Taxes

        A significant portion of the Corporation's operating profit is derived from its subsidiaries, Silver Wheaton Caymans which is incorporated and operated in the Cayman Islands and historically, Silverstone Resources (Barbados) Corp., which was incorporated and operated in Barbados, such that the Corporation's profits are subject to low income tax.

        The introduction of new tax laws, regulations or rules, or changes to, or differing interpretation of, or application of, existing tax laws, regulations or rules in Canada, the Cayman Islands, Barbados, Luxembourg, the Netherlands or any of the countries in which the Mining Operations are located, or to which shipments of silver or gold are made, could result in an increase in the Corporation's taxes, or other governmental charges, duties or impositions. No assurance can be given that new tax laws, regulations or rules will not be enacted or that existing tax laws, regulations or rules will not be changed, interpreted or applied in a manner which could result in the Corporation's profits being subject to additional taxation or which could otherwise have a material adverse effect on the Corporation.

        Due to the size, complexity and nature of the Corporation's operations, various legal and tax matters are outstanding from time to time, including an audit by the CRA of the Corporation's international transactions covering the 2005 to 2010 taxation years, which is currently ongoing. The Corporation has not received any notice of reassessment for the 2005 to 2010 taxation years in connection with the audit. In the event that CRA issues one or more notices of reassessment for material amounts of tax, interest and penalties, the Corporation is prepared to vigorously defend its position. If the Corporation is unable to resolve any of these matters favourably, or if CRA issues one or more notices of reassessment for material amounts of tax, interest and penalties, there may be a material adverse effect on the Corporation.

Credit and Liquidity Risk

        The Corporation is exposed to counterparty risks and liquidity risks including, but not limited to: (i) through the companies with which the Corporation has Precious Metal Purchase Agreements; (ii) through financial institutions that hold the Corporation's cash and cash equivalents; (iii) through companies that have payables to the Corporation, including concentrate customers; (iv) through the Corporation's insurance providers; and (v) through the Corporation's lenders. The Corporation is also exposed to liquidity risks in meeting its operating expenditure requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact the ability of the Corporation to obtain loans and other credit facilities in the future and, if obtained, on terms favourable to the Corporation. If these risks materialize, the Corporation's operations could be adversely impacted and the trading price of the Common Shares could be adversely affected.

Hedging Risk

        The Corporation has a policy that permits hedging its foreign exchange and interest rate exposures to reduce the risks associated with currency and interest rate fluctuations. The Corporation also has adopted a policy to allow the forward sale of forecast silver and gold deliveries provided that such sales shall not extend beyond the end of a financial quarter of the Corporation.

        Hedging involves certain inherent risks including: (a) credit risk — the risk that the creditworthiness of a counterparty may adversely affect its ability to perform its payment and other obligations under its agreement with the Corporation or adversely affect the financial and other terms the counterparty is able to offer the Corporation; (b) market liquidity risk — the risk that the Corporation has entered into a hedging position that cannot be closed out quickly, by either liquidating such hedging instrument or by establishing an offsetting position; and (c) unrealized fair value adjustment risk — the risk that, in respect of certain hedging products, an adverse change in market prices for commodities, currencies or interest rates will result in the Corporation incurring losses in respect of such hedging products as a result of the hedging products being out-of-the money on their settlement dates.

        There is no assurance that a hedging program designed to reduce the risks associated with foreign exchange/currency, interest rate or commodity fluctuations will be successful. Although hedging may protect the Corporation from adverse changes in foreign exchange/currency, interest rate or commodity fluctuations, it may also prevent the Corporation from fully benefitting from positive changes.

Competition

        The Corporation competes with other companies for precious metal purchase agreements and similar transactions. Some of these companies may possess greater financial and technical resources than the Corporation. Such competition may result in the Corporation being unable to enter into desirable Precious Metal Purchase Agreements or similar transactions, to recruit or retain qualified employees or to acquire the capital necessary to fund its Precious Metal Purchase Agreements. Existing or future competition in the mining industry could materially adversely affect the Corporation's prospects for entering into additional precious metal purchase agreements in the future.

Acquisition Strategy

        As part of the Corporation's business strategy, it has sought and will continue to seek new exploration, mining and development opportunities in the resource industry. In pursuit of such opportunities, the Corporation may fail to select appropriate acquisition candidates or negotiate acceptable arrangements, including arrangements to finance acquisitions or integrate the acquired businesses and their personnel into the Corporation. The Corporation cannot assure that it can complete any acquisition or business arrangement that it pursues or is pursuing, on favourable terms, or that any acquisitions or business arrangements completed will ultimately benefit the Corporation.

        In the event that the Corporation chooses to raise debt capital to finance any acquisition, the Corporation's leverage will be increased. In addition, if the Corporation chooses to complete an equity financing to finance any acquisition, shareholders may suffer dilution.

        In addition, the introduction of new tax laws or regulations, or accounting rules or policies, or rating agency policies, or changes to, or differing interpretations of, or application of, existing tax laws or regulations or accounting rules or policies, could make Precious Metal Purchase Agreements less attractive to counterparties. Such changes could adversely affect the Corporation's ability to enter into new precious metal purchase agreements.

Market Price of the Common Shares

        The Common Shares are listed and posted for trading on the TSX and on the NYSE. An investment in the Corporation's securities is highly speculative and the price of the Common Shares has fluctuated significantly in the past. Securities of companies involved in the resource industry have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved, including macroeconomic developments globally and market perceptions of the attractiveness of particular industries. The price of the Common Shares is also likely to be significantly affected by short-term changes in silver and gold prices, the Corporation's financial condition or results of operations as reflected in its quarterly earnings reports, currency exchange fluctuations and the other risk factors identified herein.

Equity Price Risk

        The Corporation is exposed to equity price risk as a result of holding long-term investments in other exploration and mining companies. Just as investing in the Corporation is inherent with risks such as those set out in this prospectus, by investing in these other companies, the Corporation is exposed to the risks associated with owning equity securities and those risks inherent in the investee companies. The Corporation does not actively trade these investments.

Dividend Policy

        The declaration, timing, amount and payment of dividends is at the discretion of the Corporation's Board of Directors and will depend upon the Corporation's future earnings, cash flows, acquisition capital requirements and financial condition, and other relevant factors. There can be no assurance that the Corporation will continue to declare a dividend on a quarterly, annual or other basis.

Dependence Upon Key Management Personnel

        The Corporation is dependent on the services of a small number of key executives who are highly skilled and experienced. The loss of these persons or the Corporation's inability to attract and retain additional highly skilled employees may adversely affect its business and future operations.

Litigation

        The Corporation is from time to time involved in various claims, legal proceedings and disputes arising in the ordinary course of business. If the Corporation is unable to resolve these disputes favourably, it may have a material adverse effect on the Corporation.

Unknown Defects and Impairments

        A defect in a streaming transaction and/or a Precious Metal Purchase Agreement may arise to defeat or impair the claim of the Corporation to such streaming transaction, which may have a material adverse effect on the Corporation. It is possible that material changes could occur that may adversely affect management's estimate of the carrying value of the Precious Metal Purchase Agreements. For example, during 2014, the Corporation reviewed the carrying value of its Precious Metal Purchase Agreements and recognized impairment charges of $68.2 million in respect of the Campo Morado and Mineral Park silver purchase agreements. Any impairment estimates, which are based on applicable key assumptions and sensitivity analysis, are based on management's best knowledge of the amounts, events or actions at such time, and the actual future outcomes may differ from any estimates that are provided by the Corporation. Any impairment charges on the Corporation's carrying value in the Precious Metal Purchase Agreements could have a material adverse effect on the Corporation.

The Corporation may fail to achieve and maintain the adequacy of internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act

        The Corporation documented and tested during its most recent fiscal year, its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act ("SOX"). SOX requires an annual assessment by management of the effectiveness of the Corporation's internal control over financial reporting and an attestation report by the Corporation's independent auditors addressing this assessment. The Corporation may fail to achieve and maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented, or amended from time to time, and the Corporation may not be able to ensure that it can conclude on an ongoing basis that it has effective internal controls over financial reporting in accordance with Section 404 of SOX. The Corporation's failure to satisfy the requirements of Section 404 of SOX on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Corporation's business and negatively impact the trading price of the Common Shares or market value of its other securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Corporation's operating results or cause it to fail to meet its reporting obligations. There can be no assurance that the Corporation will be able to remediate material weaknesses, if any, identified in future periods, or maintain all of the controls necessary for continued compliance, and there can be no assurance that the Corporation will be able to retain sufficient skilled finance and accounting personnel. Future acquisitions of companies, if any, may provide the Corporation with challenges in implementing the required processes, procedures and controls in its acquired operations. Future acquired companies, if any, may not have disclosure controls and procedures or internal control over financing reporting that are as thorough or effective as those required by securities laws currently applicable to the Corporation.

        No evaluation can provide complete assurance that the Corporation's internal control over financial reporting will detect or uncover all failures of persons within the Corporation to disclose material information otherwise required to be reported. The effectiveness of the Corporation's control and procedures could also be limited by simple errors or faulty judgments. In addition, as the Corporation continues to expand, the challenges involved in implementing appropriate internal controls over financial reporting will increase and will require that the Corporation continue to improve its internal controls over financial reporting. The Corporation cannot be certain that it will be successful in complying with Section 404 of SOX.

Risks Relating to the Mining Operations

Governmental Regulations

        The Mining Operations are subject to extensive laws and regulations governing exploration, development, production, exports, taxes, labour standards, waste disposal, protection and remediation of the environment, reclamation, historic and cultural resources preservation, mine safety and occupation health, handling, storage and transportation of hazardous substances and other matters. The costs of discovering, evaluating, planning, designing, developing, constructing, operating and closing the Mining Operations in compliance with such laws and regulations are significant. It is possible that the costs and delays associated with compliance with such laws and regulations could become such that the owners or operators of the Mining Operations would not proceed with the development of or continue to operate a mine. Moreover, it is possible that future regulatory developments, such as increasingly strict environmental protection laws, regulations and enforcement policies thereunder, and claims for damages to property and persons resulting from the Mining Operations could result in substantial costs and liabilities for the owners or operators of the Mining Operations in the future such that they would not proceed with the development of, or continue to operate, a mine.

        With respect to the Argentinean federal glacier protection law and other environmental matters relating to the Pascua-Lama Project, see "Description of the Business — Pascua-Lama Project, Border of Chile and Argentina — Environment" in the Annual Information Form and "The Corporation — Recent Developments — Pascua-Lama Project" in this prospectus. See also "The Corporation — Recent Developments — Peñasquito Mine" in this prospectus.

International Operations

        The operations at the San Dimas Mines, the Los Filos mine, the Peñasquito Mine and the Cozamin mine are conducted in Mexico, the operations at the Salobo Mine are conducted in Brazil, the operations at the Zinkgruvan mine are conducted in Sweden, the operations at the Yauliyacu mine, the Lagunas Norte mine, the Pierina mine and the Constancia project are conducted in Perú, the operations of the Stratoni mine are conducted in Greece, the operations at the Mineral Park mine and the Rosemont project are conducted in the United States, the operations of the Keno Hill Mines, the Minto mine, the 777 mine and the Sudbury mines are conducted in Canada, the operations of the Pascua-Lama Project are conducted in Chile and Argentina, the operations of the Veladero mine and the Loma de La Plata Project are conducted in Argentina, the operations at the Toroparu Project are located in the Republic of Guyana, and the operations of the Neves-Corvo mine and the Aljustrel mine are conducted in Portugal, and as such the operations are all exposed to various levels of political, economic and other risks and uncertainties. These risks and uncertainties include, but are not limited to, terrorism, hostage taking, military repression, crime, political instability, currency controls, extreme fluctuations in currency exchange rates, high rates of inflation, labour unrest, the risks of war or civil unrest, expropriation and nationalization, renegotiation or nullification of existing concessions, licenses, permits, approvals and contracts, illegal mining, changes in taxation and mining laws, regulations and policies, restrictions on foreign exchange and repatriation, and changing political conditions and governmental regulations relating to foreign investment and the mining business. Argentina, Perú and Greece are countries that have experienced political, social and economic unrest in the past and protestors have from time to time targeted foreign mining firms.

        Changes, if any, in mining or investment policies or shifts in political attitude may adversely affect the operations or profitability of the Mining Operations in these countries. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, income taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use, mine safety and the rewarding of contracts to local contractors or requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure, could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests.

        The occurrence of these various factors and uncertainties cannot be accurately predicted and could have an adverse effect on the Mining Operations.

Exploration, Development and Operating Risks

        Mining operations generally involve a high degree of risk. The Mining Operations are subject to all the hazards and risks normally encountered in the exploration, development and production of metals, including unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding, environmental hazards and the discharge of toxic chemicals, explosions and other conditions involved in the drilling, blasting and removal of material, any of which could result in damage to, or destruction of mines and other producing facilities, damage to property, injury or loss of life, environmental damage, work stoppages, delays in production, increased production costs and possible legal liability. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas which may result in environmental pollution and consequent liability for the owners or operators of the Mining Operations. Should any of these risks or hazards affect a Mining Operation, it may (i) cause the cost of development or production to increase to a point where it would no longer be economic to produce, (ii) result in a write down or write-off of the carrying value of one or more projects, (iii) cause delays or stoppage of mining or processing, (iv) result in the destruction of properties, processing facilities or third party facilities necessary to the Mining Operations, (v) cause personal injury or death and related legal liability, or (vi) result in the loss of insurance coverage. The occurrence of any of above mentioned risks or hazards could result in an interruption or suspension of operation of the Mining Operations and have a material adverse effect on the Corporation and the trading price of the Corporation's securities.

        The exploration for and development of mineral deposits involves significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing mines. Major expenditures may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that the exploration or development programs planned by the owners or operators of the Mining Operations will result in a profitable commercial mining operation. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices which are highly cyclical; government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection; and political stability. The exact effect of these factors cannot be accurately predicted. There can be no assurances that Mining Operations will be established or that the Mining Operations, which are not currently in production, will be brought into a state of commercial production.

Environmental Regulation

        All phases of mining and exploration operations are subject to governmental regulation including environmental regulation. Environmental legislation is becoming stricter, with increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and heightened responsibility for companies and their officers, directors and employees. There can be no assurance that possible future changes in environmental regulation will not adversely affect the Mining Operations. As well, environmental hazards may exist on a property in which the owners or operators of the Mining Operations hold an interest which were caused by previous or existing owners or operators of the properties and of which such owners or operators are not aware at present and which could impair the commercial success, levels of production and continued feasibility and project development and mining operations on these properties.

Permitting

        The Mining Operations are subject to receiving and maintaining permits from appropriate governmental authorities. Future changes in laws and regulations or in licenses and permits could have a material adverse impact on the revenue the Corporation derives from the Mining Operations.There can be no assurance that delays will not occur in connection with obtaining all necessary renewals of such permits for the existing operations, additional permits for any possible future changes to operations or additional permits associated with new legislation. Prior to any development on any of these properties, permits from appropriate governmental authorities may be required. Such licenses and permits are subject to change in various circumstances and are required to be kept in good standing through a variety of means, including cash payments and satisfaction of conditions of issue. Such licenses and permits are subject to expiration, relinquishment and/or termination without notice to, control of or recourse by the Corporation. There can be no assurance that the owners or operators of the Mining Operations will continue to hold all permits necessary to develop or continue operating at any particular property. Any failure to comply with applicable laws and regulations, permits and licenses, or to maintain permits and licenses in good standing, even if inadvertent, could result in interruption or closure of exploration, development or mining operations or fines, penalties or other liabilities accruing to the owner or operator of the Mining Operation. Any such occurrence could substantially decrease production or cause the termination of operations on the property and have a material adverse effect on the Corporation and the trading price of the Corporation's securities.

        See "Permitting, Construction, Development and Expansion Risk" for additional permitting risks associated with developmental projects.

Compliance with Laws

        Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may be liable for civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permitting requirements, or more stringent application of existing laws, may have a material adverse impact on the owners or operators of the Mining Operations, resulting in increased capital expenditures or production costs, reduced levels of production at producing properties or abandonment or delays in development of properties.

Infrastructure and Employees

        Natural resource exploration, development and mining activities are dependent on the availability of mining, drilling and related equipment in the particular areas where such activities are conducted. A limited supply of such equipment or access restrictions may affect the availability of such equipment to the owners and operators of the Mining Operations and may delay exploration, development or extraction activities. Certain equipment may not be immediately available, or may require long lead time orders. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay exploration, development or production at the Mining Operations.

        Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect the Mining Operations.

        The ability of the owners and operators of properties to hire and retain geologists and persons with mining expertise is key to those operations. Changes in legislation or otherwise in the relationships of the owners and operators of such properties with their employees may result in strikes, lockouts or other work stoppages. If these factors cause the owners and operators of such properties to decide to cease production at one or more of the properties, such decision could have a material adverse effect on the Corporation.

Mineral Reserve and Mineral Resource Estimates

        The reported mineral reserves and mineral resources for the Mining Operations are only estimates. No assurance can be given that the estimated mineral reserves and mineral resources will be recovered or that they will be recovered at the rates estimated. Mineral reserve and mineral resource estimates are based on limited sampling and geological interpretation, and, consequently, are uncertain because the samples may not be representative. Mineral reserve and mineral resource estimates may require revision (either up or down) based on actual production experience. Market fluctuations in the price of metals, as well as increased production costs, short-term operating factors or reduced recovery rates, may render certain mineral reserves and mineral resources uneconomic and may ultimately result in a restatement of estimated mineral reserves and/or mineral resources. The economic viability of a mineral deposit may also be impacted by other attributes of a particular deposit, including, but not limited to, size, grade and proximity to infrastructure, governmental regulations and policy relating to price, taxes, duties, land tenure, land use permitting, the import and export of minerals and environmental protection and by political and economic stability. Any of these factors may require operators of Mining Operations to reduce their mineral reserves and mineral resources, which may result in a material and adverse effect on the Corporation's profitability, results of operations, financial condition and the trading price of the Corporation's securities.

        Mineral resources that are not mineral reserves do not have demonstrated economic viability. Due to the uncertainty of inferred mineral resources, there is no assurance that inferred mineral resources will be upgraded to proven and probable mineral reserves as a result of continued exploration. It should not be assumed that any part or all of the mineral resources on properties underlying the Corporation's streaming transactions constitute or will be converted into mineral reserves.

Need for Additional Mineral Reserves

        Because mines have limited lives based primarily on proven and probable mineral reserves, the Mining Operations must continually replace and expand their mineral reserves as their mines produce metals. The life-of-mine estimates for the Mining Operations may not be correct. The ability of the owners or operators of the Mining Operations to maintain or increase their annual production of silver or gold will be dependent in significant part on their ability to bring new mines into production and to expand mineral reserves at existing mines.

Production Forecasts

        The Corporation prepares estimates and forecasts of future attributable production from the Mining Operations and relies on public disclosure and other information it receives from the owners, operators and independent experts of the Mining Operations to prepare such estimates. Such information is necessarily imprecise because it depends upon the judgment of the individuals who operate the Mining Operations as well as those who review and assess the geological and engineering information. These production estimates and projections are based on existing mine plans and other assumptions with respect to the Mining Operations which change from time to time, and over which the Corporation has no control, including the availability, accessibility, sufficiency and quality of ore, the costs of production, the operators' ability to sustain and increase production levels, the sufficiency of infrastructure, the performance of personnel and equipment, the ability to maintain and obtain mining interests and permits and compliance with existing and future laws and regulations. Any such information is forward-looking and no assurance can be given that such production estimates and projections will be achieved. Actual attributable production may vary from the Corporation's estimates for a variety of reasons, including: actual ore mined varying from estimates of grade, tonnage, dilution and metallurgical and other characteristics; actual ore mined being less amenable than expected to mining or treatment; short-term operating factors relating to the ore reserves, such as the need for sequential development of orebodies and the processing of new or different ore grades; delays in the commencement of production and ramp up at new mines; revisions to mine plans; unusual or unexpected orebody formations; risks and hazards associated with the Mining Operations, including but not limited to cave-ins, rock falls, rock bursts, pit wall failures, seismic activity, weather related complications, fires or flooding or as a result of other operational problems such as production drilling challenges, power failures or a failure of a production hoist, an autoclave, a filter press or a grinding mill; and unexpected labour shortages, strikes, local community opposition or blockades. Occurrences of this nature and other accidents, adverse conditions or operational problems in future years may result in the Corporation's failure to achieve the production forecasts currently anticipated. If the Corporation's production forecasts prove to be incorrect, it may have a material adverse effect on the Corporation.

Land Title and Indigenous Peoples

        A defect in the chain of title to any of the properties underlying the Mining Operations or necessary for the anticipated development or operation of a particular project to which an interest relates may arise to defeat or impair the claim of the operator to a property. In addition, claims by third parties or aboriginal groups in Canada and elsewhere may impact on the operator's ability to conduct activities on a Mining Operation to the detriment of the Corporation's interests. No assurances can be given that there are no title defects affecting the properties and mineral claims owned or used by the Mining Operations. Such properties and claims may be subject to prior unregistered liens, agreements, transfers or claims, including native land claims, and title may be affected by, among other things, undetected defects. To the extent an owner or operator does not have title to the property, it may be required to cease operations or transfer operational control to another party. In addition, the operators of such operations may be unable to operate them as permitted or to enforce their rights with respect to their properties and claims which may ultimately impair the ability of these operators to fulfill their obligations under the Precious Metal Purchase Agreements.

        Various international and national, state and provincial laws, codes, regulations, resolutions, conventions, guidelines, treaties, and other materials relate to the rights of indigenous peoples. Some of the Mining Operations are located in areas presently or previously inhabited or used by indigenous peoples. Many of these laws impose obligations on government to respect the rights of indigenous people. Some mandate that government consult with indigenous people regarding government actions which may affect indigenous people, including actions to approve or grant mining rights or permits. The obligations of government and private parties under the various international and national laws pertaining to indigenous people continue to evolve and be defined. One or more groups of indigenous people may oppose continued operation, further development, or new development of the Mining Operations. Such opposition may be directed through legal or administrative proceedings or protests, roadblocks or other forms of public expression against the activities at the Mining Operations. Opposition by indigenous people to such activities may require modification of or preclude operation or development of projects or may require the entering into of agreements with indigenous people. Claims and protests of indigenous peoples may disrupt or delay activities of the operators of the Mining Operations.

Commodity Price Fluctuations

        The price of metals has fluctuated widely in recent years, and future serious price declines could cause continued development of and commercial production from the Mining Operations to be impracticable. Depending on the price of other metals produced from the mines which generate cash flow to the owners, cash flow from the Mining Operations may not be sufficient and such owners could be forced to discontinue production and may lose their interest in, or may be forced to sell, some of their properties. Future production from the Mining Operations is dependent on metal prices that are adequate to make these properties economic.

        In addition to adversely affecting the reserve estimates and financial conditions, declining commodity prices can impact operations by requiring a reassessment of the feasibility of a particular project. Such a reassessment may be the result of a management decision or may be required under financing arrangements related to a particular project. Even if the project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays or may interrupt operations until the reassessment can be completed.

Additional Capital

        The mining, processing, development and exploration of the Mining Operations may require substantial additional financing. Failure to obtain sufficient financing may result in delaying or indefinite postponement of exploration, development or production on any or all of the Mining Operations and related properties or even a loss of property interest. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on satisfactory terms.

Permitting, Construction, Development and Expansion Risk

        The Salobo Mine, the Peñasquito Mine, the Keno Hill Mines, the Pascua-Lama Project, the Loma de La Plata Project, the Rosemont project, the Constancia project and the Toroparu Project are currently in various stages of permitting, construction, development and expansion. Construction, development and expansion of such projects is subject to numerous risks, including, but not limited to, delays in obtaining equipment, material and services essential to completing construction of such projects in a timely manner; delays or inability to obtain all required permits; changes in environmental or other government regulations; currency exchange rates; labour shortages; and fluctuation in metal prices. There can be no assurance that the operators of such projects will have the financial, technical and operational resources to complete the permitting, construction, development and expansion of such projects in accordance with current expectations or at all. See "The Corporation — Recent Developments — Pascua Lama Project" and "The Corporation — Recent Developments — Peñasquito Mine" in this prospectus.

Challenging Global Financial Conditions

        Global financial conditions have been characterized by increased volatility, with numerous financial institutions having either gone into bankruptcy or having to be rescued by government authorities. Global financial conditions could suddenly and rapidly destabilize in response to future events, as government authorities may have limited resources to respond to future crises. Global capital markets have continued to display increased volatility in response to global events. Future crises may be precipitated by any number of causes, including natural disasters, geopolitical instability, changes to energy prices or sovereign defaults. Any sudden or rapid destabilization of global economic conditions could negatively impact the Corporation's ability, or the ability of the operators of the properties in which the Corporation holds streams or other interests, to obtain equity or debt financing or make other suitable arrangements to finance their projects. If increased levels of volatility continue or in the event of a rapid destabilization of global economic conditions, it may result in a material adverse effect on the Corporation and the trading price of the Corporation's securities could be adversely affected.

Risks Relating to the Offering

Future Sales or Issuances of Equity Securities

        The Corporation may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into equity securities). The Corporation cannot predict the size of future issuances of equity securities or the size and terms of future issuances of debt instruments or other securities convertible into equity securities or the effect, if any, that future issuances and sales of the Corporation's securities will have on the market price of the Common Shares.

        The Corporation is required to make payments under certain of its Precious Metals Purchase Agreements in the future. The Corporation may issue additional securities to provide the necessary funds to make such payments. Such additional issuances may involve the issuance of a significant number of Common Shares at prices less than the current market price for the Common Shares. Issuances of substantial numbers of Common Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices of the Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to security holders. Sales of substantial amounts of the Corporation's securities, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Corporation's securities and dilute investors' earnings per share. Exercises of presently outstanding share options or warrants may also result in dilution to security holders. A decline in the market prices of Corporation's securities could impair the Corporation's ability to raise additional capital through the sale of securities should the Corporation desire to do so.

Treatment of the Corporation as a "passive foreign investment company" ("PFIC") under the U.S. Internal Revenue Code

        Generally, unfavourable U.S. federal income tax rules apply to U.S. Persons owning stock of a PFIC. A foreign corporation will be considered a PFIC for any taxable year in which (i) 75% or more of its gross income is passive income, or (ii) 50% or more of the average value of its assets is attributable to "passive assets" (generally, assets that generate passive income). The Corporation believes that it currently is not a PFIC for U.S. federal income tax purposes. However, the determination of PFIC status for any year is very fact specific, being based on the types of income the Corporation earns and the types and value of the Corporation's assets from time to time, all of which are subject to change, as well as, in part, the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Accordingly, it is possible that the Corporation may be classified as a PFIC in the current taxable year or in future years. If the Corporation were classified as a PFIC for any taxable year during which a U.S. Holder holds Offered Shares, such U.S. Holder would be subject to increased tax liability (generally including an interest charge) upon the sale or other disposition of the Offered Shares or upon the receipt of certain distributions treated as "excess distributions," regardless of whether such income was actually distributed. See "Certain United States Federal Income Tax Considerations."

Use of Proceeds

        The Corporation currently intends to allocate the net proceeds received from the Offering as described under "Use of Proceeds". However, management will have discretion in the actual application of the net proceeds, and may elect to allocate net proceeds differently from that described under "Use of Proceeds" if the Corporation believes it would be in the Corporation's best interests to do so. Accordingly, although such allocations are based on the current expectation of management of the Corporation, there may be circumstances where for sound business reasons, a reallocation of funds may be necessary. Shareholders may not agree with the manner in which management chooses to allocate and spend the net proceeds. The failure by management to apply these funds effectively could have a material adverse effect on the Corporation.

USE OF PROCEEDS

        The net proceeds to the Corporation from the Offering will be approximately US$768,511,069, or approximately US$884,012,729 if the Over-Allotment Option is exercised in full, after deducting the Underwriters' Fee and the estimated expenses of the Offering.

        All of the net proceeds of the Offering are expected to be used by the Corporation to fund the Upfront Deposit pursuant to the Amended Salobo Purchase Agreement. Any additional proceeds from the exercise of the Over-Allotment Option are also expected to be used for general corporate purposes, including to pay down amounts drawn on the amended Revolving Facility to fund the Upfront Deposit. See "The Corporation — Recent Developments — Salobo Mine".

        There may be circumstances where, for sound business reasons, the Corporation reallocates the use of proceeds. Any unallocated funds from the net proceeds of the Offering, if any, may be added to the general working capital of the Corporation and be expended at the discretion of management. See "Risk Factors".

 CONSOLIDATED CAPITALIZATION

        The following table sets forth the cash and cash equivalents and the consolidated capitalization of the Corporation as at September 30, 2014, the date of the Corporation's most recently filed financial statements, and as at such date on an as adjusted basis after giving effect to the payment of the Upfront Deposit, the amendments to the credit facilities and the Offering (assuming no exercise of the Over-Allotment Option), as though such transactions had been completed on such date.

        The table should be read in conjunction with the unaudited condensed interim consolidated financial statements of the Corporation as at and for the nine months ended September 30, 2014, including the notes thereto, and related management's discussion and analysis of results of operations and financial condition, each of which is incorporated by reference herein. See "Documents Incorporated by Reference".

(US$ in thousands)	As at September 30, 2014		As at September 30, 2014 After Giving Effect to the Payment of the Upfront Deposit, the Amendments to the Credit Facilities and the Offering(1)(2)(3)(4)
Cash and cash equivalents	US$	233,003	US$	233,003

Bank debt
Long-term portion of bank debt		998,252		1,135,589

Total bank debt		998,252		1,135,589
Shareholders' equity
Issued capital
(unlimited Common Shares authorized; 364,355,334 Common Shares issued and outstanding; 403,285,334 Common Shares issued and outstanding after giving effect to the Offering)		2,029,503		2,798,014
Reserves		(18,673)		(18,673)
Retained earnings		1,589,486		1,587,738	(5)

Total shareholders' equity		3,600,316		4,367,079

Total capitalization	US$	4,598,568	US$	5,502,668

(1)
After deducting expenses of the Offering, estimated to be US$1.5 million.

(2)
Assuming no exercise of the Over-Allotment Option. If the Over-Allotment Option is exercised in full, pro forma as adjusted cash and cash equivalents will be US$233,003, pro forma total bank debt will be $1,020,087, pro forma as adjusted issued capital will be US$2,913,516, pro forma as adjusted total shareholders' equity will be US$4,482,581 and pro forma as adjusted total capitalization will be US$5,502,668.

(3)
The Corporation also had an aggregate of 3.7 million stock options and 10 million warrants issued and outstanding as at September 30, 2014. On exercise, each stock option and warrant provides its holder with the right to purchase one Common Share of the Corporation.

(4)
On February 27, 2015, the Corporation amended and restated its Revolving Facility to increase the available credit from US$1.0 billion to US$2.0 billion and repaid the NRT Loan. See "The Corporation — Recent Developments — Amendments to Credit Facilities". On or before March 25, 2015, Silver Wheaton Caymans is to pay Vale the Upfront Deposit. See "The Corporation — Recent Developments — Salobo Mine".

(5)
Decrease in retained earnings reflects expensed debt issue costs associated with the repayment of the NRT Loan.

 PLAN OF DISTRIBUTION

        Pursuant to the Underwriting Agreement, the Corporation has agreed to sell and the Underwriters have severally, and not jointly nor jointly and severally, agreed to purchase, as principals, on the Closing Date, all but not less than all of the Offered Shares at the Offering Price, payable in cash to the Corporation against delivery of the Offered Shares, subject to the conditions contained in the Underwriting Agreement. The obligations of the Underwriters under the Underwriting Agreement are several and not joint, nor joint and several, and may be terminated at their discretion upon the occurrence of certain stated events. The Underwriters are, however, obligated to take up and pay for all of the Offered Shares if any of the Offered Shares are purchased under the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Underwriters have reserved the right to form a selling group of appropriately registered dealers and brokers, with compensation to be negotiated between the Underwriters and such selling group participants, but at no additional cost to the Corporation.

        The Underwriting Agreement provides that the Corporation will pay to the Lead Underwriter, on behalf of the Underwriters, the Underwriters' Fee of US$0.771 per Offered Share or Additional Share, if any, sold pursuant to the exercise of the Over-Allotment Option, representing 3.75% of the gross proceeds per Offered Share or any Additional Share, as the case may be, for their services in connection with the distribution of the Offered Shares and Additional Shares. The Offering Price was determined by arm's length negotiations between the Corporation and the Underwriters, with reference to the prevailing market price of the Common Shares. The Corporation has agreed to indemnify the Underwriters, and certain related parties, against certain liabilities, including liabilities under Canadian Securities Laws and the U.S. Securities Act. If such indemnity is not available, the Corporation has agreed to contribute to the payment of such liabilities on terms set forth in the Underwriting Agreement.

        The Corporation has granted the Underwriters the Over-Allotment Option, exercisable at any time and from time to time in whole or in part, in the sole discretion of the Underwriters, for a period of 30 days from the Closing Date, to purchase up to an additional 15% of the Offered Shares sold pursuant to the Offering, being 5,839,500 Additional Shares, at the Offering Price, to cover over-allotments, if any, and for market stabilization purposes. The grant of the Over-Allotment Option is qualified for distribution under this prospectus. A person who acquires Additional Shares issuable on the exercise of the Over-Allotment Option acquires such Additional Shares under this prospectus regardless of whether the over-allotment position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. If the Over-Allotment Option is exercised in full, the total price to the public, the Underwriters' Fee and the net proceeds to the Corporation (before payment of the expenses of the Offering) will be US$920,013,225, US$34,500,496 and US$885,512,729, respectively.

        The Corporation has agreed that it will not, for a period of 90 days following the Closing Date, without the prior consent of the Lead Underwriter, such consent not to be unreasonably withheld or delayed, directly or indirectly, issue, offer, pledge, sell, contract to sell, contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer lend or dispose of, directly or indirectly, any Common Shares or other securities convertible into or having the right to acquire Common Shares, or enter into any agreement or arrangement under which the Corporation would acquire or transfer to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether such agreement or arrangement may be settled by the delivery of Common Shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so, subject to certain limited exceptions.

        Furthermore, the Corporation has agreed to cause each of its directors and officers to execute lock-up agreements, in favour of the Underwriters, pursuant to which they will agree that, for a period of 90 days following the Closing Date, each such director or officer will not, directly or indirectly, offer, sell, contract to sell, transfer, assign, pledge, grant any option to purchase, make any short sale or otherwise dispose of or transfer, or announce any intention to do so, any Common Shares or other securities of the Corporation held by them, whether now owned directly or indirectly, or under their control or direction, or with respect to which each has a beneficial ownership, or enter into any transaction or other arrangement that has the effect of transferring all or a portion of the economic consequences associated with the ownership of such securities, subject to certain limited exceptions, which in certain cases require the prior written consent of the Lead Underwriter, such consent not to be unreasonably withheld.

        Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Offered Shares will be issued in registered or electronic form to CDS or its nominee and will be deposited with CDS against payment of the aggregate purchase price for the Offered Shares less the Underwriters' Fee. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of Offered Shares will receive only a customer confirmation from the registered dealer through which the Offered Shares are purchased.

        The Underwriters propose to offer the Offered Shares initially at the Offering Price. After the Underwriters have made reasonable efforts to sell all of the Offered Shares by this prospectus at such price, the Offering Price may be decreased, and further changed from time to time to an amount not greater than the Offering Price. The compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by the purchasers for the Offered Shares is less than the gross proceeds paid by the Underwriters to the Corporation. The Underwriters shall inform the Corporation if the Offering Price is decreased.

        Pursuant to rules and policy statements of certain Canadian securities regulators, the Underwriters may not, at any time during the period ending on the date the selling process for the Offered Shares ends and all stabilization arrangements relating to the Common Shares are terminated, bid for or purchase Common Shares. The foregoing restrictions are subject to certain exceptions, including (i) a bid for or purchase of Common Shares if the bid or purchase is made through the facilities of the TSX in accordance with the Universal Market Integrity Rules for Canadian Marketplaces of the Investment Industry Regulatory Organization of Canada, (ii) a bid for or purchase on behalf of a client, other than certain prescribed clients, provided that the client's order was not solicited by the Underwriters, or if the client's order was solicited, the solicitation occurred before the period of distribution as prescribed by the rules, (iii) a bid for or purchase to cover a short position entered into prior to the period of distribution as prescribed by the rules, and (iv) transactions in compliance with U.S. securities law. The Underwriters may rely on such exemptions on the condition that the bid or purchase is not engaged in for the purpose of creating actual or apparent active trading in, or raising the price of, the Common Shares. Subject to applicable laws and in connection with the Offering, the Underwriters may effect transactions in connection with the Offering intended to stabilize or maintain the market price of the Common Shares at levels other than those which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time.

        Certain of the Underwriters and their affiliates have performed investment banking, lending, commercial banking and advisory services for the Corporation from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Corporation in the ordinary course of their business. See "Relationship Between the Corporation and Certain Underwriters (Conflicts of Interest)".

        The Offering is being made concurrently in all of the provinces of Canada and in the United States pursuant to the multijurisdictional disclosure system implemented by the securities regulatory authorities in the United States and Canada. The Offered Shares and the Additional Shares, if any, will be offered in the United States and Canada through the Underwriters directly or through their respective broker-dealer affiliates registered in each jurisdiction, as applicable. Offers and sales of Offered Shares outside of Canada and the United States will be made in accordance with applicable laws in such jurisdictions.

        Under the terms of the Underwriting Agreement, MUFG has covenented to, and agreed with the Corporation that, (a) it will not sell or offer to sell, nor allow any agent or selling group member acting on behalf of MUFG in connection with the Offering to sell or offer to sell, any of the Offered Shares to any person resident in Canada; at the Closing Time and the Option Closing Time, as applicable, MUFG will deliver to the Lead Underwriter, an "all-sold" certificate confirming that neither MUFG nor any of the agents or selling group members acting on MUFG's behalf in connection with the Offering, has offered or sold any of the Offered Shares, to any person resident in Canada; and it shall include a statement in the confirmation slip or other notice provided to each purchaser of the Offered Shares sold by it that it is MUFG's understanding that the purchaser is not a resident of Canada nor is the purchaser holding such Offered Shares on behalf of or for the benefit of a person resident in Canada. Offers and sales of Offered Shares outside of Canada and the United States will be made in accordance with applicable laws in such jurisdictions.

        The rules of the SEC may limit the ability of the Underwriters to bid for or purchase Common Shares before the distribution of Offered Shares is completed. However, the Underwriters may engage in the following activities in accordance with these rules:

  •
  Stabilizing transactions that permit bids to purchase Common Shares so long as the stabilizing bids do not exceed a specified maximum;

  •
  Over-allotment transactions that involve sales by the Underwriters of Common Shares in excess of the number of Offered Shares the Underwriters are obligated to purchase, which creates a syndicate short position. The Underwriters may close out any short position by purchasing Common Shares in the open market or by exercising the Over-Allotment Option; and

  •
  Penalty bids that permit the representatives to reclaim a selling concession from a syndicate member when the Offered Shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of preventing or mitigating a decline in the market price of the Common Shares, and may cause the price of the Common Shares to be higher than would otherwise exist in the open market absent such stabilizing activities. As a result, the price of the Common Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE, the TSX or otherwise and, if commenced, may be discontinued at any time.

        The Corporation expects that delivery of the Offered Shares will be made against payment therefor on March 17, 2015, which will be five business days following the date of the final prospectus (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the SEC promulgated under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Shares prior to the Closing Date will be required, by virtue of the fact that the Offered Shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Offered Shares who wish to trade the Offered Shares on the date of pricing or on the next business day should consult their own advisor.

        The Corporation will apply to list the Offered Shares and the Additional Shares, if any, distributed under this prospectus on the TSX and the NYSE. Listing will be subject to the Corporation fulfilling all the listing requirements of the TSX and the NYSE.

Notice to Prospective Investors in the European Economic Area

        This prospectus has been prepared on the basis that all offers of the Offered Shares will be made pursuant to an exemption under Article 3 of the Prospectus Directive, as implemented in member states of the European Economic Area (the "EEA"), from the requirement to produce a prospectus for offers of the Offered Shares. Accordingly, any person making or intending to make any offer within the EEA of the Offered Shares should only do so in circumstances in which no obligation arises for the Corporation or any of the Underwriters to produce a prospectus for such offer. Neither we nor any Underwriter have authorised, nor do we or they authorise, the making of any offer of the Offered Shares through any financial intermediary, other than offers made by the Underwriters, which constitute the final placement of the Offered Shares contemplated in this prospectus.

        In relation to each Member State of the EEA that has implemented the Prospectus Directive, each Underwriter has represented and agreed, and each further Underwriter appointed under the Offering will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of any Offered Shares which are the subject of the offering contemplated by this prospectus to the public in that Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Offered Shares to the public in that Member State:

  (a)
  at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Underwriters for any such offer; or

  (c)
  at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of Offered Shares shall result in a requirement for the publication by the Corporation or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Offer Shares to the public" in relation to any Offered Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Shares to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Member State. Each subscriber for the Offered Shares located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a qualified investor within the meaning of Article 2(1)(e) of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

        This prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (United Kingdom), as amended (the "FMSA")) in connection with the issue or sale of any Offered Shares may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

        Each Underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Shares in, from or otherwise involving the United Kingdom.

RELATIONSHIP BETWEEN THE CORPORATION AND CERTAIN UNDERWRITERS
(CONFLICTS OF INTEREST)

        In connection with the Offering, the Corporation may be considered to be a "connected issuer" as defined in NI 33-105 to each of the Lead Underwriter, BMO Nesbitt Burns Inc., CIBC World Markets Inc., RBC Dominion Securities Inc., TD Securities Inc., National Bank Financial Inc., HSBC Securities (Canada) Inc. and MUFG (the "Connected Underwriters") under applicable Canadian securities legislation.

        The Bank of Nova Scotia, Bank of Montreal, Canadian Imperial Bank of Commerce, Royal Bank of Canada, The Toronto-Dominion Bank, National Bank of Canada, HSBC Bank Canada, Toronto Branch and Bank of Tokyo-Mitsubishi UFJ (Canada) (each of which is a "related issuer" as defined in NI 33-105 of a Connected Underwriter) (the "Lender Affiliates") (i) have extended to the Corporation the Revolving Facility in the principal amount of US$2.0 billion pursuant to a credit agreement dated as of February 28, 2013, as amended and restated on February 27, 2015; and/or (ii) were lenders to the Corporation under the NRT Loan, which was terminated on February 27, 2015. An aggregate of US$685 million is drawn under the Revolving

Facility and the NRT Loan has been repaid in full and terminated. The Corporation is in compliance with the Revolving Facility and there have been no waivers granted under the Revolving Facility since execution. The financial position of the Corporation has not materially changed since the indebtedness was incurred. The obligations under the Revolving Facility are unsecured.

        The decision to distribute the Offered Shares, including the determination of the terms of the Offering, was made through negotiations between the Corporation and the Lead Underwriter, on behalf of the Underwriters. The Lender Affiliates did not have any involvement in such decision or determination.

DESCRIPTION OF COMMON SHARES

        This prospectus is being filed for the purposes of qualifying the distribution of Offered Shares, and the grant of the Over-Allotment Option.

        The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of preference shares (the "Preference Shares"), issuable in series, of which there were 364,777,928 Common Shares and no Preference Shares issued and outstanding as of March 2, 2015.

Common Shares

        Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Corporation, and to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Corporation's board of directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Corporation are entitled to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. Although the articles of the Corporation provide for the potential issuance of Preference Shares, there is currently no other series or class of shares outstanding which ranks senior in priority to the Common Shares. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. The Common Shares do not carry any provisions permitting or restricting the issuance of additional securities or other material restrictions, nor do they contain any provisions requiring a securityholder to contribute additional capital.

Preference Shares

        The Preference Shares may, at any time or from time to time, be issued in one or more series. The Corporation's board of directors shall fix before issue, the number of, the consideration per share of, the designation of, and the provisions attaching to the shares of each series. Except as required by law or as otherwise determined by the Corporation's board of directors in respect of a series of shares, the holder of a Preference Share shall not be entitled to vote at meetings of shareholders. The Preference Shares of each series rank on a priority with the Preference Shares of every other series and are entitled to preference over the Common Shares and any other shares ranking subordinate to the Preference Shares with respect to priority and payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation.

Dividend Policy

        In November 2011, the Corporation announced that it had adopted a dividend policy that linked quarterly dividend payments to operating cash flows in the prior quarter, such that the quarterly dividend per Common Share was to be equal to 20% of the cash generated by operating activities in the previous quarter divided by the Corporation's outstanding Common Shares at the time the dividend is approved, all rounded to the nearest cent.

        A quarterly dividend of US$0.09 per share was paid to shareholders for each of the first two quarters of 2012. A third quarterly dividend of US$0.10 per share was paid to the holders of record of the Common Shares as of the close of business on August 30, 2012. A fourth quarterly dividend of US$0.07 per share was paid to holders of record of the Common Shares as of the close of business on November 21, 2012. The total of dividends paid during 2012 was US$0.35 per Common Share.

        On May 10, 2013, the Corporation announced that it had amended its dividend policy so that the quarterly dividend per Common Share was to be equal to 20% of the average cash generated by operating activities in the previous four quarters divided by the then outstanding number of Common Shares, all rounded to the nearest cent. The declaration, timing, amount and payment of dividends remains at the discretion of the Corporation's board of directors and will depend on the Corporation's cash requirements, future prospects and other factors deemed relevant by the board of directors.

        A quarterly dividend of US$0.14 per share was paid to shareholders for the first quarter of 2013. In order to reflect the amendment to the Corporation's dividend policy, and as a transitional measure, the second quarterly dividend paid to shareholders of US$0.12 per share was calculated using the average cash generated by operating activities for the trailing two quarters (fourth quarter of 2012 and first quarter of 2013). A third quarterly dividend of US$0.10 per share was paid to holders of record of the Common Shares as of the close of business on August 30, 2013 and was calculated using the average cash generated by operating activities for the trailing three quarters (fourth quarter 2012, first quarter 2013 and second quarter 2013). A fourth quarterly dividend of US$0.09 per share was paid to holders of record of the Common Shares as of the close of business on November 27, 2013. The total of dividends paid during 2013 was US$0.45 per Common Share.

        A quarterly dividend of US$0.07 per share was paid to holders of record of the Common Shares as of the close of business on April 15, 2014 for the first quarter of 2014. A second quarterly dividend of US$0.07 per share was paid to holders of record of the Common Shares as of the close of business on May 20, 2014. A third quarterly dividend of US$0.06 per share was paid to holders of record of the Common Shares as of the close of business on August 27, 2014. A fourth quarterly dividend of US$0.06 per share was paid to holders of record of the Common Shares as of the close of business on November 12, 2014. The total of dividends paid during 2014 was US$0.26 per Common Share.

        Effective March 20, 2014, the Corporation adopted a Dividend Reinvestment Plan. The Dividend Reinvestment Plan was effective commencing with the second quarterly dividend of 2014.

PRIOR SALES

Common Shares

        The following table summarizes details of the Common Shares issued by the Corporation during the 12 month period prior to the date of this prospectus.

Date of Issuance	Security		Price per Security		Number of Securities
March 25, 2014	Common Shares	(1)	C$	9.08	1,666
March 26, 2014	Common Shares	(2)		Nil	16,922
March 27, 2014	Common Shares	(2)		Nil	5,166
April 3, 2014	Common Shares	(1)	C$	15.89	9,000
May 16, 2014	Common Shares	(1)	C$	9.08	125,000
May 20, 2014	Common Shares	(1)	C$	9.08	80,700
May 21, 2014	Common Shares	(1)	US$	15.45	7,500
May 22, 2014	Common Shares	(1)	C$	9.08	54,299
May 23, 2014	Common Shares	(1)	US$	15.45	7,500
May 30, 2014	Common Shares	(4)	US$	20.06	262,372
June 13, 2014	Common Shares	(1)	US$	15.45	20,000
June 17, 2014	Common Shares	(1)	US$	15.45	27,000
June 23, 2014	Common Shares	(1)	C$	15.89	4,166
June 26, 2014	Common Shares	(1)	C$	15.89	19,333

Date of Issuance	Security		Price per Security		Number of Securities
June 30, 2014	Common Shares	(1)	C$	15.89	5,300
August 20, 2014	Common Shares	(1)	C$	15.89	25,000
September 5, 2014	Common Shares	(4)	US$	23.69	150,350
September 11, 2014	Common Shares	(1)	C$	15.89	25,000
September 26, 2014	Common Shares	(3)	US$	22.09	6,112,282
December 3, 2014	Common Shares	(1)	C$	15.89	50,000
December 8, 2014	Common Shares	(1)	C$	15.95	10,000
December 9, 2014	Common Shares	(1)	C$	15.95	23,333
December 9, 2014	Common Shares	(4)	US$	20.54	233,896
December 18, 2014	Common Shares	(1)	C$	15.89	666
December 30, 2014	Common Shares	(1)	C$	15.89	98,333
December 31, 2014	Common Shares	(1)	C$	15.89	6,366

					7,381,150

(1)
Issued upon exercise of previously issued stock options.

(2)
Issued upon expiry of restricted periods of previously issued restricted share units.

(3)
Issued in satisfaction of payment due to HudBay Minerals Inc. under the Precious Metal Purchase Agreement with respect to the Constancia project.

(4)
Issued upon payment of dividends under the Corporation's Dividend Reinvestment Plan.

Stock Options

        The following table summarizes details of the stock options issued by the Corporation during the 12 month period prior to the date of this prospectus.

Date of Issuance	Security	Price per Security(1)		Number of Securities
March 25, 2014	Stock Options	C$	26.07	953,500
March 25, 2014	Stock Options	US$	23.27	144,500
August 18, 2014	Stock Options	US$	25.55	13,000
September 15, 2014	Stock Options	C$	25.55	4,000

				1,115,000

(1)
Represents the exercise price of the stock options issued.

Restricted Share Rights

        The following table summarizes details of the restricted share rights issued by the Corporation during the 12 month period prior to the date of this prospectus.

Date of Issuance	Security	Price per Security(1)		Number of Securities
March 25, 2014	Restricted Share Rights	C$	26.07	38,000

				38,000

(1)
Represents the deemed exercise price of the restricted share rights issued, although no money has been, or will be, paid to the Corporation in connection with the issuance of Common Shares under such rights.

 TRADING PRICE AND VOLUME

Common Shares

        The Common Shares are listed and posted for trading on the TSX and the NYSE under the symbol "SLW". The following tables set forth information relating to the trading of the Common Shares on the TSX and the NYSE for the 12 month period prior to the date of this prospectus.

TSX

Month	High (C$)	Low (C$)	Volume
March 2014	30.09	24.59	26,129,556
April 2014	25.86	23.57	20,493,585
May 2014	25.05	21.78	16,264,540
June 2014	28.13	22.07	24,943,021
July 2014	29.50	27.45	27,940,645
August 2014	29.98	26.59	20,416,462
September 2014	27.04	22.17	26,003,372
October 2014	23.25	18.92	33,389,985
November 2014	24.70	18.93	37,194,979
December 2014	25.49	21.76	38,287,552
January 2015	29.86	23.31	30,410,744
February 2015	29.37	26.32	15,510,801
March 2015	27.09	26.44	523,669

(1)
From March 1 to March 2, 2015

        At the close of business on March 2, 2015, the last trading day prior to the date of this prospectus, the price of the Common Shares as quoted by the TSX was C$26.60.

NYSE

Month	High (US$)	Low (US$)	Volume
March 2014	27.14	22.27	93,098,094
April 2014	23.50	21.37	71,344,225
May 2014	22.80	20.03	58,926,905
June 2014	26.38	20.21	89,655,354
July 2014	27.66	25.52	87,615,106
August 2014	27.47	24.29	64,553,728
September 2014	24.78	19.77	93,446,456
October 2014	20.73	16.78	144,247,828
November 2014	21.99	16.57	128,079,773
December 2014	22.23	18.69	131,273,930
January 2015	24.22	19.91	106,101,268
February 2015	23.37	20.93	63,777,463
March 2015	21.63	21.07	2,760,789

(1)
From March 1 to March 2, 2015

        At the close of business on March 2, 2015, the last trading day prior to the date of this prospectus, the price of the Common Shares as quoted by the NYSE was US$21.20.

 CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to persons who acquire Offered Shares pursuant to the Offering and who, for the purposes of the Income Tax Act (Canada) (the "Tax Act") and at all relevant times, hold the Offered Shares as capital property and deal at arm's length, and are not affiliated, with the Corporation ("Holders"). The Offered Shares will generally be considered to be capital property to a Holder thereof unless either the Holder holds such shares in the course of carrying on a business of buying and selling securities or the Holder has acquired such shares in a transaction or transactions considered to be an adventure or concern in the nature of trade.

        This summary is not applicable to a Holder (i) that is a "financial institution" within the meaning of the Tax Act for purposes of the mark-to-market rules, (ii) that is a "specified financial institution" within the meaning of the Tax Act, (iii) an interest in which is or would constitute a "tax shelter investment" within the meaning of the Tax Act, (iv) that reports its Canadian tax results in a currency other than the Canadian currency, or (v) that has entered or will enter into a "derivative forward agreement" as defined in the Tax Act. Such persons should consult their own tax advisors.

        Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and is, or becomes, controlled by a non-resident corporation for purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to the consequences of acquiring Offered Shares.

        This summary is based upon the current provisions of the Tax Act, the regulations thereunder (the "Regulations") and counsel's understanding of the current administrative policies and assessing practices and policies of the CRA which have been made publicly available prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals"). This summary assumes that the Tax Proposals will be enacted as proposed but does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax considerations. No assurances can be given that the Tax Proposals will be enacted as proposed, if at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

        The following discussion of the Canadian federal income tax considerations is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations and is not intended to constitute income tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors, having regard to their own particular circumstances.

        For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Offered Shares must be expressed in Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA.

Residents of Canada

        The following portion of the summary applies to Holders who at all relevant times are resident or deemed to be resident in Canada for the purposes of the Tax Act (a "Resident Holder"). Certain Resident Holders who might not otherwise be considered to hold Offered Shares as capital property may, in certain circumstances, be entitled to have them and all other "Canadian securities" (as defined in the Tax Act) owned by such Resident Holder treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Resident Holders of Offered Shares contemplating making the election permitted by subsection 39(4) of the Tax Act should consult their own independent tax advisors as such an election would affect the income tax treatment of dispositions by the Resident Holder of other Canadian securities.

Dividends

        In the case of a Resident Holder that is an individual (other than certain trusts), dividends received or deemed to be received on the Offered Shares will be included in computing the Resident Holder's income and will be subject to the normal gross-up and dividend tax credit rules applicable to dividends paid by taxable Canadian corporations under the Tax Act, including the enhanced gross-up and dividend tax credit applicable to any dividend designated by the Corporation as an "eligible dividend" in accordance with the provisions of the Tax Act. There may be limitations on the Corporation's ability to designate dividends as "eligible dividends".

        A Resident Holder that is a corporation will be required to include in income any dividend received or deemed to be received on the Offered Shares and generally will be entitled to deduct an equivalent amount in computing its taxable income.

        "Private corporations" (as defined in the Tax Act) and certain other corporations controlled by or for the benefit of an individual (other than a trust) or related group of individuals (other than trusts) generally will be liable to pay a 33 1/3% refundable tax under Part IV of the Tax Act on dividends to the extent such dividends are deductible in computing the corporation's taxable income. This refundable tax generally will be refunded to a corporate Resident Holder at the rate of C$1 for every C$3 of taxable dividends paid while it is a private corporation.

Dispositions of Offered Shares

        Upon a disposition (or a deemed disposition) of an Offered Share a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such shares, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such shares to the Resident Holder. The tax treatment of capital gains and losses is discussed below under the subheading "Capital Gains and Capital Losses".

Capital Gains and Capital Losses

        Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a "taxable capital gain") realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an "allowable capital loss") realized in a taxation year from taxable capital gains realized in the year by such Resident Holder. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following year against taxable capital gains realized in such year to the extent and under the circumstances described in the Tax Act.

        The amount of any capital loss realized on the disposition or deemed disposition of an Offered Share by a Resident Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on such shares or shares substituted for such shares to the extent and in the circumstances described in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or beneficiary of a trust that owns such shares.

Minimum Tax

        Capital gains realized and dividends received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to minimum tax under the Tax Act. Such Resident Holders should consult their own tax advisors.

Additional Refundable Tax

        A Resident Holder that is a "Canadian-controlled private corporation", as defined in the Tax Act, may be liable to pay an additional 6 2/3% refundable tax on certain investment income, including taxable capital gains and dividends or deemed dividends not deductible in computing taxable income. This refundable tax generally will be refunded to a corporate Resident Holder at the rate of C$1 for every C$3 of taxable dividends paid while it is a private corporation.

Non-Residents of Canada

        The following portion of the summary applies to Holders who, at all relevant times, for purposes of the Tax Act, are not, and are not deemed to be resident in Canada and do not use or hold, and will not be deemed to use or hold, the Offered Shares in a business carried on in Canada (a "Non-Resident Holder"). Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer that carries on an insurance business in Canada and elsewhere. Such Holders should consult their own tax advisors.

Dividends

        Dividends received or deemed to be received by a Non-Resident Holder on the Offered Shares will be subject to Canadian withholding tax under the Tax Act. The general rate of withholding tax is 25%, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder's country of residence. Under the Canada-United States Income Tax Convention (1980) (the "Treaty") as amended, the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is a resident of the U.S. for purposes of the Treaty and entitled to benefits under the Treaty (a "U.S. Holder") is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Corporation's voting shares). Non-Resident Holders should consult their own tax advisors.

Dispositions of Offered Shares

        A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of an Offered Share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Offered Share constitutes "taxable Canadian property" to the Non-Resident Holder thereof for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty.

        Provided the Offered Shares are listed on a "designated stock exchange", as defined in the Tax Act (which includes the TSX and NYSE) at the time of disposition, the Offered Shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time unless, at any time during the 60 month period immediately preceding the disposition, the following two conditions have been met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length, partnerships in which the Non-Resident Holder or a person with whom the Non-Resident Holder does not deal at arm's length hold a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the Corporation; and (ii) more than 50% of the fair market value of the shares of the Corporation was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, "Canadian resource properties" (as defined in the Tax Act), "timber resource properties" (as defined in the Tax Act) or an option, an interest or right in such property, whether or not such property exists. Further, Offered Shares may be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain circumstances.

        A Non-Resident Holder's capital gain (or capital loss) in respect of Offered Shares that constitute or are deemed to constitute taxable Canadian property (and are not "treaty-protected property" as defined in the Tax Act) will generally be computed in the manner described above under the headings "Residents of Canada — Dispositions of Offered Shares" and "Capital Gains and Capital Losses".

        Non-Resident Holders whose Offered Shares may be taxable Canadian property should consult their own tax advisors.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Offered Shares that are applicable to a U.S. Holder, as defined below, that acquires Offered Shares pursuant to this prospectus. This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. In particular, the information set forth below deals only with U.S. Holders that will hold Offered Shares as capital assets for U.S. federal income tax purposes (generally, property held for investment) and that do not own, and are not treated as owning, at any time, 10% or more of the total combined voting power of all classes of the Corporation's stock entitled to vote. In addition, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of U.S. Holders, such as:

  •
  financial institutions;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  tax-exempt entities;

  •
  insurance companies;

  •
  persons holding the Offered Shares as part of a hedging, integrated or conversion transaction, constructive sale or "straddle";

  •
  persons who acquired Offered Shares through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

  •
  U.S. expatriates;

  •
  persons subject to the alternative minimum tax;

  •
  dealers or traders in securities or currencies; or

  •
  holders whose functional currency is not the U.S. dollar.

        This summary does not address estate and gift tax or any U.S. federal tax consequences other than income tax or tax consequences under any state, local or foreign laws.

        For purposes of this section, a "U.S. Holder" is a beneficial owner of Offered Shares that is: (1) an individual citizen of the United States or a resident alien of the United States as determined for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership or other pass-through entity is a beneficial owner of Offered Shares, the tax treatment of a partner or other owner will generally depend upon the status of the partner (or other owner) and the activities of the entity. A U.S. Holder that is a partner (or other owner) of a pass-through entity that acquires Offered Shares should consult its own tax advisor regarding the tax consequences of acquiring, owning and disposing of Offered Shares.

        The following discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury regulations, U.S. judicial decisions and administrative pronouncements, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. The Corporation has not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein.

        As discussed below, the Corporation believes that it is not currently a PFIC, and this discussion assumes that the Corporation is not a PFIC, as discussed below under "Passive Foreign Investment Company Considerations."

        The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Offered Shares and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their own tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign, tax laws of the acquisition, ownership and disposition of Offered Shares.

Distributions

        Subject to the PFIC rules discussed below, the gross amount of any distribution made by the Corporation (without reduction for any Canadian income tax withheld from such distribution) will generally be subject to U.S. federal income tax as dividend income to the extent paid out of the Corporation's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such amount will be includable in gross income by a U.S. Holder as ordinary income on the date that the U.S. Holder actually or constructively receives the distribution in accordance with its regular method of accounting for U.S. federal income tax purposes. The amount of any distribution made by the Corporation in property other than cash will be the fair market value of such property on the date of the distribution. Dividends paid by the Corporation will not be eligible for the dividends received deduction allowed to corporations.

        Subject to applicable exceptions with respect to short-term and hedged positions, certain dividends received by non-corporate U.S. Holders from a "qualified foreign corporation" may be eligible for reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Treasury Department determines to be satisfactory for these purposes and that includes an exchange of information provision. The U.S. Treasury Department has determined that the income tax treaty between the United States and Canada meets these requirements, and the Corporation believes that it is eligible for the benefits of this treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on ordinary shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that the Corporation's Offered Shares will be readily tradable on an established securities market in the United States; however, there can be no assurance that Offered Shares will be considered readily tradable on an established securities market in the United States in future years. Dividends received by U.S. investors from a foreign corporation that was a PFIC in either the taxable year of the distribution or the preceding taxable year will not constitute dividends eligible for the reduced rates of taxation described above. Instead, such dividends would be subject to tax at ordinary income rates. As discussed below in "Passive Foreign Investment Company Considerations," the Corporation believes that it is not currently a PFIC and believes it was not a PFIC for its prior taxable year.

        To the extent that a distribution exceeds the amount of the Corporation's current and accumulated earnings and profits, as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of capital, causing a reduction in the U.S. Holder's adjusted tax basis in Offered Shares held by such U.S. Holder (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by such U.S. Holder upon a subsequent disposition of Offered Shares), with any amount that exceeds the adjusted tax basis being treated as a capital gain recognized on a sale, exchange or other taxable disposition (as discussed below). However, the Corporation does not intend to maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Corporation with respect to Offered Shares will be treated as a dividend for U.S. federal income tax purposes.

        In general, any Canadian withholding tax imposed on dividend payments in respect of Offered Shares will be treated as a foreign income tax eligible for credit against a U.S. Holder's U.S. federal income tax liability (or, at a U.S. Holder's election, may, in certain circumstances, be deducted in computing taxable income). Dividends paid on Offered Shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. Accordingly, U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange or Other Taxable Disposition of Offered Shares

        A U.S. Holder generally will recognize gain or loss upon the sale, exchange or other taxable disposition of Offered Shares in an amount equal to the difference between (i) the amount realized upon the sale, exchange or other taxable disposition and (ii) such U.S. Holder's adjusted tax basis in Offered Shares. Generally, subject to the application of the PFIC rules discussed below, such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, exchange or other taxable disposition, the U.S. Holder has held Offered Shares for more than one year. For individual U.S. Holders, long-term capital gains are subject to taxation at favourable rates. The deductibility of capital losses is subject to limitations under the Code. Gain or loss, if any, that are realized upon a sale, exchange or other taxable disposition of Offered Shares will be treated as having a United States source for U.S. foreign tax credit limitation purposes.

        If a U.S. Holder receives any foreign currency on the sale of Offered Shares, such U.S. Holder may recognize ordinary income or loss as a result of currency fluctuations between the date of the sale of Offered Shares and the date the sale proceeds are converted into U.S. dollars.

Passive Foreign Investment Company Considerations

        Special, generally unfavourable, U.S. federal income tax rules apply to U.S. persons owning stock of a PFIC. A foreign corporation will be considered a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable "look through" rules, either (1) at least 75 percent of its gross income is "passive" income (the "income test") or (2) at least 50 percent of the average value of its assets is attributable to assets that produce passive income or are held for the production of passive income (the "asset test"). For purposes of determining whether a foreign corporation will be considered a PFIC, such foreign corporation will be treated as holding its proportionate share of the assets and receiving directly its proportionate share of the income of any other corporation in which it owns, directly or indirectly, more than 25 percent (by value) of the stock. PFIC status is fundamentally factual in nature. It generally cannot be determined until the close of the taxable year in question and is determined annually.

        The Corporation believes that it currently is not a PFIC for U.S. federal income tax purposes. However, the determination of PFIC status for any year is very fact specific, being based on the types of income the Corporation earns and the types and value of the Corporation's assets from time to time, all of which are subject to change, as well as, in part, the application of complex U.S. federal income tax rules, which are subject to differing interpretations. As a result, there can be no assurance in this regard. Accordingly, it is possible that the Corporation may become a PFIC in the current taxable year or in future years. If the Corporation is classified as a PFIC in any year during which a U.S. Holder holds Offered Shares, the Corporation generally will continue to be treated as a PFIC as to such U.S. Holder in all succeeding years, regardless of whether the Corporation continues to meet the income or asset test discussed above.

        If the Corporation were classified as a PFIC for any taxable year during which a U.S. Holder holds Offered Shares, such U.S. Holder would be subject to increased tax liability (generally including an interest charge) upon the sale or other disposition of Offered Shares or upon the receipt of certain distributions treated as "excess distributions", regardless of whether such income was actually distributed. An excess distribution generally would be the portion of any distributions to a U.S. Holder with respect to Offered Shares during a single taxable year that are in total greater than 125% of the average annual distributions received by such U.S. Holder with respect to Offered Shares during the three preceding taxable years or, if shorter, during such U.S. Holder's holding period for such Offered Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the sale or other disposition of the Offered Shares ratably over its holding period for Offered Shares. Such amounts would be taxed as ordinary income at the highest applicable rate in effect for each taxable year of the holding period, and amounts allocated to prior taxable years would be subject to an interest charge at a rate applicable to underpayments of tax.

        If the Corporation were a PFIC, certain elections could be available to mitigate such consequences. If the Offered Shares are regularly traded on a registered national securities exchange or certain other exchanges or markets, then such Offered Shares will constitute "marketable stock" for purposes of the PFIC rules. The Corporation expects that the Offered Shares will constitute "marketable stock" for purposes of the PFIC rules. U.S. Holders that make a "mark-to-market election" with respect to such marketable stock would not be subject to the foregoing PFIC rules. After making such an election, a U.S. Holder generally would include as ordinary income each year during which the election is in effect and during which the Corporation is a PFIC the excess, if any, of the fair market value of Offered Shares at the end of the taxable year over the U.S. Holder's adjusted tax basis in such Offered Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. A U.S. Holder with a mark-to-market election in effect also would be allowed to take an ordinary loss in respect of the excess, if any, of its adjusted tax basis in Offered Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income that was previously included as a result of the mark-to-market election). A U.S. Holder's tax basis in Offered Shares would be adjusted to reflect any income or loss amounts resulting from a mark-to-market election. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Offered Shares ceased to qualify as "marketable stock" for purposes of the PFIC rules or the IRS consented to the revocation of the election. In the event that the Corporation is classified as a PFIC, U.S. Holders are urged to consult their own tax advisor regarding the availability of the mark-to-market election, and whether the election would be advisable in their particular circumstances.

        The PFIC tax rules outlined above also would not apply to a U.S. Holder that elected to treat the Corporation as a "qualified electing fund" or "QEF". An election to treat the Corporation as a QEF will not be available, however, if the Corporation does not provide the information necessary to make such an election. The Corporation does not intend to provide the information necessary to make a QEF election, and thus, the QEF election will not be available with respect to Offered Shares.

        As discussed above in "Distributions", notwithstanding any election made with respect to the Offered Shares, if the Corporation is a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to Offered Shares will not constitute qualify for reduced rates of taxation.

Receipt of Foreign Currency

        The gross amount of any payment in a currency other than U.S. dollars will be included by each U.S. Holder in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such U.S. Holder actually or constructively receives the payment in accordance with its regular method of accounting for federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as U.S. source ordinary income or loss. U.S. Holders are urged to consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Additional Tax on Passive Income

        U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder's "net investment income" generally includes, among other things, dividends and net gains from disposition of property (other than property held in the ordinary course of the conduct of a trade or business). U.S. Holders should consult their own tax advisors regarding the additional tax on passive income.

Information Reporting and Backup Withholding

        In general, dividends paid to a U.S. Holder in respect of Offered Shares and the proceeds received by a U.S. Holder from the sale, exchange or other disposition of Offered Shares within the United States or through certain U.S.-related financial intermediaries will be subject to U.S. information reporting rules, unless a U.S. Holder is a corporation or other exempt recipient and properly establishes such exemption. Backup withholding may apply to such payments if a U.S. Holder does not establish an exemption from backup withholding and fails to provide a correct taxpayer identification number and make any other required certifications.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

        In addition, U.S. Holders should be aware of reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds US$50,000. U.S. Holders should also be aware that if the Corporation were a PFIC, they would generally be required to file IRS Form 8261 during any taxable year in which such U.S. Holder recognizes gain or receives an excess distribution or with respect to which the U.S. Holder has made certain elections. U.S. Holders should consult their own tax advisors regarding the application of the information reporting rules to the Offered Shares and their particular situations.

MATERIAL CONTRACTS

        The only material contract entered into by the Corporation from the date of its most recent annual information form other than in the ordinary course of business, is the amended and restated $2 billion revolving credit facility dated as of February 27, 2015, between the Corporation and the lenders. See "The Corporation — Recent Developments — Credit Facilities".

INTEREST OF EXPERTS

        The scientific and technical information for the Corporation's mineral projects on a property material to the Corporation contained in this prospectus and the documents incorporated by reference herein, other than for the Salobo Mine, was sourced by the Corporation from the following SEDAR (www.sedar.com) and EDGAR (www.sec.gov) filed documents:

  (a)
  San Dimas Mines — Primero Mining Corp. annual information form for the year ended December 31, 2013 filed on March 31, 2014 and management's discussion and analysis for the year ended December 31, 2014 filed on February 12, 2015;

  (b)
  Peñasquito Mine — Goldcorp Inc. annual information form for the year ended December 31, 2013 filed on March 31, 2014 and management's discussion and analysis for the year ended December 31, 2014 filed on February 19, 2015; and

  (c)
  Pascua-Lama Project — Barrick Gold Corporation annual information form for the year ended December 31, 2013 filed on March 31, 2014, amended management's discussion and analysis for the year ended December 31, 2014 filed on February 20, 2015 and audited annual financial statements for the year ended December 31, 2014 filed on February 19, 2015.

        Information contained in the above-noted sourced sources should not be deemed to be a part of this prospectus or incorporated by reference herein. See "Risk Factors — No Control Over Mining Operations".

        A summary of the information sourced from the annual information forms of each of Primero, Goldcorp and Barrick is contained in the Annual Information Form under "Technical Information — Further Disclosure Regarding Mineral Projects on Material Properties — San Dimas Mines, Mexico," "— Peñasquito Mine, Mexico," "— Pascua-Lama Project, Border of Chile and Argentina", respectively. A summary of the information sourced from the annual financial statements and/or the management's discussion and analysis for each of Primero, Goldcorp and Barrick, as the case may be, is contained in this prospectus under "The Corporation — Recent Developments — San Dimas Mine", "— Peñasquito Mine" and "— Pascua-Lama Project". Neil Burns, M.Sc., P.Geo., Vice President, Technical Services, and Samuel Mah, M.A.Sc., P.Eng., Senior Director, Project Evaluations, are the qualified persons as defined by NI 43-101 in connection with the mineral reserve and mineral resource estimates and the scientific and technical information, and have reviewed and approved the disclosure, for the San Dimas Mines, the Peñasquito Mine and the Pascua-Lama Project contained in this prospectus and the documents incorporated by reference herein.

        Christopher Jacobs, CEng MIMMM, Vice President and Mining Economist, Micon International Ltd., James Turner, CEng MIMMM, Senior Mineral Process Engineer, Micon International Ltd., Barnard Foo, P. Eng., M. Eng., MBA, Senior Mining Engineer, Micon International Ltd. and Jason Ché Osmond, FGS, C.Geol,

EurGeol, Senior Geologist, Micon International Ltd. prepared the Salobo Report and have reviewed and approved the disclosure concerning the Salobo Mine contained in this prospectus and the documents incorporated by reference herein, which for greater certainty includes disclosure regarding forecasted production from the Salobo Mine attributable to the Corporation. A copy of the Salobo Report is available under the Corporation's profile on SEDAR at www.sedar.com and on EDGAR at (www.sec.gov) and a summary of the Salobo Report is contained in the Annual Information Form under the heading "Technical Information — Further Disclosure Regarding Mineral Projects on Material Properties — Salobo Mine, Brazil".

        The aforementioned firms or persons held no securities or other property of the Corporation or of any associate or affiliate of the Corporation when they prepared the reports, the mineral reserve estimates or the mineral resource estimates referred to above, or following the preparation of such reports or estimates and did not, and will not, receive any direct or indirect interest in any securities or other property of the Corporation or of any associate or affiliate of the Corporation in connection with the preparation of such reports or estimates, other than Neil Burns and Samuel Mah, who together hold less than 1% of the Common Shares. None of the aforementioned persons are currently expected to be elected, appointed or employed as a director, officer or employee of the Corporation or of any associate or affiliate of the Corporation, other than Neil Burns and Samuel Mah who are employees of the Corporation.

        Each of Cassels Brock & Blackwell LLP, Canadian counsel for the Corporation, and Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, has provided its opinion on certain matters contained in this prospectus. As of the date hereof, partners and associates of Cassels Brock & Blackwell LLP and Blake, Cassels & Graydon LLP, each as a group, own, directly or indirectly, in the aggregate, less than 1% of the securities of the Corporation.

        Deloitte LLP is the auditor of the Corporation and is independent of the Corporation within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and are an independent registered public accounting firm within the meaning of the U.S. Securities Act and the applicable rules and regulations set forth by the SEC and the United States Public Company Accounting Oversight Board.

LEGAL MATTERS

        Certain legal matters in connection with the Offering will be passed upon on behalf of the Corporation by Cassels Brock & Blackwell LLP, as to Canadian legal matters, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, as to United States legal matters. Certain legal matters in connection with the Offering will be passed upon on behalf of the Underwriters by Blake, Cassels & Graydon LLP, as to Canadian legal matters, and Skadden, Arps, Slate, Meagher & Flom LLP, as to United States legal matters.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        The Corporation is an Ontario corporation and its principal place of business is in Canada. The majority of the directors and officers of the Corporation are resident outside of the United States and a substantial portion of its assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Corporation or its directors or officers, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or "blue sky" laws. The Corporation has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

        The Corporation filed with the SEC, concurrently with the Registration Statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Puglisi & Associates as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the Offering of securities under this prospectus.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification

        Section 136 of the Business Corporations Act (Ontario) (the "OBCA") as amended, provides, in part, as follows:

        (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of Costs

        (2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation

        (3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request.

Same

        (4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual's conduct was lawful.

Derivative Actions

        (4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to Indemnity

        (4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

  (a)
  was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

  (b)
  fulfils the conditions set out in subsections (3) and (4).

Insurance

        (4.3) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

  (a)
  in the individual's capacity as a director or officer of the corporation; or

  (b)
  in the individual's capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

Application to Court

        (5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

        (6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

Article 6 of By-Law No. 2 of the Corporation provides as follows:

Protection of Directors, Officers and Others

        6.03 Limitation of Liability. Except as otherwise provided in the OBCA, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any persons, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Corporation and in connection therewith to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

        6.04 Indemnity. Subject to the limitations contained in the OBCA, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, if

  (a)
  the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request;

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful; and

  (c)
  a court or other competent authority has not judged that the individual has committed any fault or omitted to do anything that the individual ought to have done.

        The Corporation shall also indemnify such person in such other circumstances as the OBCA permits or requires.

        Section 6.05 Insurance: The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.04 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the OBCA.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 FORM F-10

EXHIBITS OF SILVER WHEATON CORP.

EXHIBIT NUMBER	DESCRIPTION
3.1*	Underwriting Agreement.
4.1

Management Information Circular of the Registrant, dated March 20, 2014 prepared in connection with the annual and special meeting of the shareholders of the Registrant held on May 9, 2014 (incorporated by reference to Registrant's Form 6-K filed with the SEC on April 8, 2014) (File No. 001-32482).

4.2

Annual information form of the Registrant dated March 31, 2014 for the year ended December 31, 2013 (incorporated by reference to Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed with the Commission on March 31, 2014) (File No. 001-32482)).

4.3

Audited consolidated balance sheets of the Registrant as at December 31, 2013 and 2012, and the consolidated statements of earnings, consolidated statements of comprehensive income, consolidated statements of cash flows and consolidated statements of shareholders' equity for the years then ended and a summary of significant accounting policies and other explanatory information, together with the report of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2013 filed with the SEC on March 31, 2014 (File No. 001-32482)).

4.4

Management's discussion and analysis of results of operations and financial condition of the Registrant for the year ended December 31, 2013 (incorporated by reference to Exhibit 99.2 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2013 filed with the SEC on March 31, 2014 (File No. 001-32482)).

4.5

Unaudited condensed interim consolidated balance sheets of the Registrant as at September 30, 2014 and September 30, 2013, and the unaudited condensed interim condensed statements of earnings, comprehensive income, cash flows and shareholders' equity for the nine months ended September 30, 2014 and September 30, 2013, together with the notes thereto (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K filed with the SEC on November 12, 2014 (File No. 001-32482)).

4.6

Management's discussion and analysis of results of operations and financial condition of the Registrant for the nine months ended September 30, 2014 (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K filed with the SEC on November 12, 2014 (File No. 001-32482)).

5.1	Consent of Deloitte LLP.
5.2**	Consent of Cassels Brock & Blackwell LLP
5.3**	Consent of N. Burns.
5.4**	Consent of S. Mah.
5.5**	Consent of J. Turner.
5.6**	Consent of B. Foo.
5.7**	Consent of J. Che Osmond.
5.8**	Consent of C. Jacobs.
6.1**	Powers of Attorney (included in Part III of the initial filing of this Registration Statement on Form F-10).

*
To be filed by amendment.
**
Previously filed.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

  (a)
  Concurrent with the initial filing of this Registration Statement on Form F-10, the Corporation filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Any change to the name or address of the agent for service of process of the Corporation shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on March 3, 2015.

SILVER WHEATON CORP.
By:	/s/ RANDY V.J. SMALLWOOD
	Name:	Randy V.J. Smallwood
	Title:	President and Chief Executive Officer
By:	/s/ GARY D. BROWN
	Name:	Gary D. Brown
	Title:	Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ RANDY V.J. SMALLWOOD Randy V.J. Smallwood	President & Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2015
/s/ GARY D. BROWN Gary D. Brown	Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2015
*
Douglas M. Holtby	Chairman of the Board of Directors	March 3, 2015
*
Lawrence I. Bell	Director	March 3, 2015
*
George L. Brack	Director	March 3, 2015
*
John A. Brough	Director	March 3, 2015

III-2

Signature		Title	Date

*
R. Peter Gillin		Director	March 3, 2015
*
Chantal Gosselin		Director	March 3, 2015
*
Eduardo Luna		Director	March 3, 2015
*
Wade D. Nesmith		Director	March 3, 2015
*By:	/s/ RANDY V.J. SMALLWOOD Randy V.J. Smallwood President & Chief Executive Officer

III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Silver Wheaton Corp. in the United States, on March 3, 2015.

PUGLISI & ASSOCIATES
By:	/s/ GREG LAVELLE
	Name:	Greg Lavelle
	Title:	Managing Director

III-4

 INDEX OF EXHIBITS OF SILVER WHEATON CORP.
to
FORM F-10

EXHIBIT NUMBER	DESCRIPTION
3.1*	Underwriting Agreement.
4.1

Management Information Circular of the Registrant, dated March 20, 2014 prepared in connection with the annual and special meeting of the shareholders of the Registrant held on May 9, 2014 (incorporated by reference to Registrant's Form 6-K filed with the SEC on April 8, 2014) (File No. 001-32482).

4.2

Annual information form of the Registrant dated March 31, 2014 for the year ended December 31, 2013 (incorporated by reference to Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed with the Commission on March 31, 2014) (File No. 001-32482)).

4.3

Audited consolidated balance sheets of the Registrant as at December 31, 2013 and 2012, and the consolidated statements of earnings, consolidated statements of comprehensive income, consolidated statements of cash flows and consolidated statements of shareholders' equity for the years then ended and a summary of significant accounting policies and other explanatory information, together with the report of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2013 filed with the SEC on March 31, 2014 (File No. 001-32482)).

4.4

Management's discussion and analysis of results of operations and financial condition of the Registrant for the year ended December 31, 2013 (incorporated by reference to Exhibit 99.2 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2013 filed with the SEC on March 31, 2014 (File No. 001-32482)).

4.5

Unaudited condensed interim consolidated balance sheets of the Registrant as at September 30, 2014 and September 30, 2013, and the unaudited condensed interim condensed statements of earnings, comprehensive income, cash flows and shareholders' equity for the nine months ended September 30, 2014 and September 30, 2013, together with the notes thereto (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K filed with the SEC on November 12, 2014 (File No. 001-32482)).

4.6

Management's discussion and analysis of results of operations and financial condition of the Registrant for the nine months ended September 30, 2014 (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K filed with the SEC on November 12, 2014 (File No. 001-32482)).

5.1	Consent of Deloitte LLP.
5.2**	Consent of Cassels Brock & Blackwell LLP
5.3**	Consent of N. Burns.
5.4**	Consent of S. Mah.
5.5**	Consent of J. Turner.
5.6**	Consent of B. Foo.
5.7**	Consent of J. Che Osmond.
5.8**	Consent of C. Jacobs.
6.1**	Powers of Attorney (included in Part III of the initial filing of this Registration Statement on Form F-10).

*
To be filed by amendment.
**
Previously filed.

III-5

QuickLinks

PART 1 INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES
FINANCIAL INFORMATION
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
MARKETING MATERIALS
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
AVAILABLE INFORMATION
THE CORPORATION
RISK FACTORS
USE OF PROCEEDS
CONSOLIDATED CAPITALIZATION
PLAN OF DISTRIBUTION
RELATIONSHIP BETWEEN THE CORPORATION AND CERTAIN UNDERWRITERS (CONFLICTS OF INTEREST)
DESCRIPTION OF COMMON SHARES
PRIOR SALES
TRADING PRICE AND VOLUME
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
MATERIAL CONTRACTS
INTEREST OF EXPERTS
LEGAL MATTERS
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
FORM F-10 EXHIBITS OF SILVER WHEATON CORP.
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
SIGNATURES
AUTHORIZED REPRESENTATIVE
INDEX OF EXHIBITS OF SILVER WHEATON CORP. to FORM F-10